Exhibit 99.3

PROJECT NORTHERN LIGHTS

EXECUTION VERSION

CONFIDENTIAL

SALE AND PURCHASE AGREEMENT

among

Monex Group, Inc.

as the Seller in respect of the sale of all of the issued and outstanding shares in the capital of 1000745629 Ontario Inc.

and

The Persons listed in Schedule 3 (Minority Shareholders)

as the Minority Shareholders in respect of the sale of all of the issued and outstanding shares in the capital of 3iQ Digital Holdings held by such Persons

and

1000745629 ONTARIO INC.

as the Company

and

Coincheck Group N.V.

as the Purchaser

Dated 8 January 2026

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	9.3	Company Warranties	21
	9.4	No other warranties	21
	9.5	No warranty on forecasts	21
	9.6	Allocation of risk	21
10	Liability		23
	10.1	Liability of Seller	23
	10.2	Liability of Minority Shareholders	23
	10.3	Time limitations	24
	10.4	Minimum claims	24
	10.5	Aggregate minimum claims	24
	10.6	Maximum liability	25
	10.7	Notice of potential claims	25
	10.8	Breaches capable of remedy	25
	10.9	Mitigation of Losses and liabilities	25
	10.10	No double claims	26
	10.11	Net financial benefit	26
	10.12	Provisions	26
	10.13	Insurance Proceeds	26
	10.14	Fraud	27
	10.15	Third-party claims	27
11	Purchaser warranties		28
	11.1	Purchaser’s Warranties	28
	11.2	Liability of Purchaser	28
12	Minority shareholder warranties		29
	12.1	Minority Shareholder Warranties	29
	12.2	No other Warranties	29
13	Tax covenant		30
14	Exclusive Remedy		30
15	Confidentiality		31
	15.1	Announcements	31
	15.2	Confidentiality undertaking	31
16	Miscellaneous		33
	16.1	No assignment	33
	16.2	Invalidity	33
	16.3	Counterparts	33
	16.4	Amendments and waivers	33
	16.5	Third-party rights	34
	16.6	Treatment of certain BW provisions	34
	16.7	Further Assurances	34
	16.8	No set-off, deduction or suspension	34
	16.9	Costs	35
	16.10	Notices	35
	16.11	Interest	35
	16.12	Entire agreement	35
	16.13	Termination	36
	16.14	Withholding	36
	16.15	Waiver	36
	16.16	Governing law and enforcement	36

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Schedules

Schedule 1	Definitions and interpretation

Schedule 2	Group Companies

Schedule 3	Minority Shareholders

Schedule 4	Completion actions

Schedule 5	Fundamental Warranties

Schedule 6	Business Warranties and Tax Warranties

Schedule 7	Company Warranties

Schedule 8	Purchaser Warranties

Schedule 9	Minority Shareholder Warranties

Schedule 10	Details for Notices

Schedule 11	Data Room

Schedule 12	Roll-Over Shares

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SALE AND PURCHASE AGREEMENT

THIS AGREEMENT IS DATED 8 January 2026 AND MADE AMONG:

(1)	Monex Group, Inc., a joint stock company (kabushiki kaisha) under the laws of Japan, with its registered address at 1-12-32, Akasaka, Minato-ku, Tokyo 107-6025, Japan, and registered with the Japan Legal Affairs Bureau under number 0100-01-089066 (the “Seller”);

(2)	Coincheck Group N.V., a public limited liability company (naamloze vennootschap) under the laws of the Netherlands, with corporate seat in Amsterdam, the Netherlands, address at Nieuwezijds Voorburgwal 162, 1012SJ Amsterdam, the Netherlands, and registered in the Dutch trade register under number 85546283 (the “Purchaser”);

(3)	1000745629 Ontario Inc., a corporation under the laws of the province of Ontario, Canada, with its registered address at 100 King Street West, Suite 6200, 1 First Canadian Place, Toronto, Ontario, Canada M5X 1B8 and registered with the Ministry of Public and Business Service Delivery and Procurement under number 1000745629 (the “Company”); and

(4)	The Persons listed in Schedule 3 (Minority Shareholders) who have signed a Joinder (the “Minority Shareholders” and together with the Seller, the “Selling Parties”),

the Seller, the Purchaser, and the Company, and the Minority Shareholders (upon having duly signed a Joinder), together the “Parties” and each a “Party”.

BACKGROUND:

(A)	The Seller holds all the issued and outstanding shares, comprising of 100 common shares (the “Shares”), in the share capital of the Company.

(B)	The entire issued and outstanding shares in the capital of 3iQ Digital Holdings comprises 630,000 Class A common shares and 11,899,138 Class B common shares. The Company holds approximately 97% of the issued and outstanding shares, comprising an aggregate of 12,123,976 common shares, comprising 630,000 Class A common shares and 11,493,976 Class B common shares (together the “Majority Shares”), in the capital of 3iQ Digital Holdings, and 3iQ Digital Holdings (directly or indirectly) holds 100% of the shares in the companies, or in the case of Bicameral Ventures LP, 100% of shares of 3iQ Ventures GP Inc., included in Schedule 2 (Group Companies) (such entities together with the Company and 3iQ Digital Holdings the “Group Companies” or the “Group”, and each a “Group Company”).

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(C)	Each of the Minority Shareholders holds the number of issued and outstanding shares in the capital of 3iQ Digital Holdings as set forth opposite the Minority Shareholder’s name in Schedule 3 (Minority Shareholders), comprising an aggregate of 405,162 Class B common shares (the “Minority Shares” and collectively with the Shares, the “Purchased Shares”).

(D)	The Group is engaged in the business of digital asset management (the “Business”).

(E)	The Seller wishes to sell the Shares and the Minority Shareholders may wish to sell the Minority Shares, to the Purchaser, and the Purchaser wishes to purchase the Shares from the Seller and the Minority Shares from the Minority Shareholders, subject to the terms and conditions set out in this Agreement (the “Transaction”).

(F)	The Consideration will be satisfied by a cashless roll-over by the Selling Parties in shares in the share capital of the Purchaser on the terms set out in this Agreement (the “Roll-over”).

(G)	Unless explicitly set out otherwise in this Agreement, the Parties have obtained, or will have obtained prior to Completion, all internal approvals required for the transactions contemplated by this Agreement.

(H)	In this Agreement, the Parties wish to set out the terms and conditions for the Transaction.

THE PARTIES AGREE AS FOLLOWS:

1	DEFINITIONS AND INTERPRETATION

In this Agreement, unless the context requires otherwise, the definitions and provisions of Schedule 1 (Definitions and interpretation) will apply.

2	SALE, PURCHASE AND TRANSFER

2.1	Sale and purchase

On the terms and subject to the conditions of this Agreement:

(a)	the Seller hereby sells the Shares to the Purchaser, and the Purchaser hereby purchases the Shares from the Seller; and

(b)	each Minority Shareholder sells its respective Minority Shares to the Purchaser, and the Purchaser purchases such Minority Shares from the respective Minority Shareholder,

in each case, against payment of the Consideration by the Purchaser.

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2.2	Transfer

2.2.1	At Completion:

(a)	the Seller shall transfer full legal and beneficial title to the Shares; and

(b)	each Minority Shareholder shall transfer full legal and beneficial title to the Minority Shares owned by such Minority Shareholder,

in each case, together with all rights attaching to them and free from any Encumbrances, to the Purchaser, which shall accept such transfer, as set forth in detail in Clause 7 (Completion).

2.2.2	The Purchaser shall not be obliged to complete the transfer of any of the Minority Shares, pursuant to this Agreement unless the transfer of the Shares is completed simultaneously.

3	PAYMENT

3.1	Consideration

The aggregate purchase price for the Purchased Shares will be an amount of one hundred eleven million eight hundred forty thousand four hundred seventy six US Dollars (USD 111,840,476) (the “Consideration”), of which USD 108,598,736 is payable by the Purchaser to the Seller and USD 3,241,740 is, in the aggregate, payable by the Purchaser to the Minority Shareholders.

3.2	Payment of the Consideration

The Consideration shall remain due as a receivable on the Purchaser (the “Roll-over Receivable”) and shall, at Completion, be satisfied in accordance with Clause 4 (Roll-over).

3.3	Adjustment of the Consideration

If, after Completion, any payment is made by the Selling Parties (or any one of them) to the Purchaser or by the Purchaser to the Selling Parties (or any one of them) pursuant to this Agreement, other than the payment of the Consideration at Completion and the payment of default interest, such payment shall be deemed an adjustment of the Consideration equal to any such amount unless otherwise required by applicable Law. Where any payment is made to or by any particular subset of the Selling Parties, any adjustment of the Consideration shall be allocated to and borne by the particular subset of the Selling Parties.

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4	ROLL-OVER

4.1	Determination of number of Roll-over Shares

4.1.1	Effective at Completion, each Selling Party hereby subscribes for, and the Purchaser agrees to issue to each Selling Party, such number of shares in the capital of the Purchaser as set forth in Schedule 12 (Roll-Over Shares) (the “Roll-over Shares”), for an aggregate issue price equal to the euro equivalent of the amount of the relevant part of the Roll-over Receivable owed to such Selling Party by the Purchaser as set forth in Schedule 12 (Roll-Over Shares) (the “Issue Price”), where such euro equivalent will be determined using the Euro – Dollar exchange reference rate as published by the European Central Bank on the Business Day immediately prior to the Completion Date[1]. For the purpose of this Agreement, the stock price of a share in the share capital of the Purchaser shall be a fixed amount of four US Dollars (USD 4.00) per share.

4.1.2	At Completion, the obligation of the Purchaser to pay the relevant part of the Consideration to a Selling Party shall be set off against the obligation of a Selling Party to pay the Issue Price to the Purchaser, upon which set-off the Consideration and the Issue Price will be satisfied.

4.1.3	The Roll-over Shares shall be issued against their aggregate nominal value, and the part of the Issue Price exceeding the aggregate nominal value of the Roll-over Shares will be recorded in the books of the Purchaser as (non-stipulated) share premium and added to the share premium reserve of the Purchaser.

4.1.4	Each Party shall finalise in good faith, execute and procure to be executed, such documents and perform and procure to be performed such acts and things as may be reasonably required by each of them to effect the Transaction.

4.1.5	The Purchaser shall register each Selling Party as the holder of its portion of the Roll-over Shares as set forth in Schedule 12 (Roll-Over Shares) in its shareholders register immediately after giving effect to Clauses 4.1.1 and 4.1.2.

4.2	Roll-over Shares registration rights

4.2.1	The Purchaser hereby agrees to provide limited registration rights to the Selling Parties with respect to the Roll-over Shares, such that by executing this Agreement, each Selling Party (i) is hereby submitting a request for the Purchaser to include the Roll-over Shares in a registration statement to be filed after Completion by the Purchaser with the U.S. Securities and Exchange Commission (the “SEC”) for a secondary offering (the “Registration Statement”) and (ii) consent to being named in any such registration statement.

[1]	See ECB website: https://www.ecb.europa.eu/stats/policy_and_exchange_rates/euro_reference_exchange_rates/html/index.en.html

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4.2.2	The Purchaser shall use its reasonable best efforts to prepare and file an initial registration statement under the Securities Act within ninety (90) days following Completion, to permit the resale of the Roll-over Shares from time to time as permitted by Rule 415 (or any similar provision adopted by the SEC then in effect) of the Securities Act. The Purchaser shall be responsible for its own fees and expenses in connection with its obligations under this Clause 4.2 (Roll-over Shares registration rights), including all registration, filing and printing fees, and fees and disbursements of its counsel and accountants.

4.2.3	The Purchaser shall use its reasonable best efforts to keep the applicable Registration Statement continuously effective and usable for the resale of the Roll-over Shares for a period that will end upon the earliest of (i) two (2) years from the Completion Date, (ii) the date all Roll-over Shares have been sold and (iii) the date resale is available, without restriction, under SEC Rule 144.

4.2.4	Each Selling Party shall cooperate and finalise in good faith, execute and procure to be executed, such documents and perform and procure to be performed such acts and things as may be reasonably required by a Selling Party in connection with a Registration Statement, and each Selling Party understands that certain legal consequences arise from being named as a selling securityholder in a registration statement and related prospectus. Accordingly, each Selling Party shall consult its own respective securities law counsel regarding the consequences of being named as a selling securityholder in a registration statement and related prospectus to the extent they deem appropriate, and will be responsible for any fees or expenses incurred in connection therewith.

5	COMPLETION CONDITIONS

5.1	Completion Conditions

5.1.1	Subject to the other provisions of this Clause 5 (Completion Conditions), the obligation of the Selling Parties and the Purchaser to effect Completion is conditioned solely upon the satisfaction or waiver (if permitted under this Agreement) of the following conditions precedent (opschortende voorwaarden) (each a “Completion Condition” and together the “Completion Conditions”):

(a)	the Regulatory Filings having been made, and the Governmental Authority, to the extent required by Law before Completion, having either:

(i)	given and not subsequently revoked the approvals, authorisations, consents, waivers or clearances required under relevant Law to effectuate Completion;

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(ii)	rendered and not subsequently revoked a decision, or an administrative letter following a consultation procedure, from which it follows that no approval, authorisation, consent, waiver or clearance is required under relevant Law to effectuate Completion;

(iii)	failed to render a decision within the applicable time limit or waiting period under relevant Law and such failure is considered under such Law to be a grant of all requisite approvals, authorisations, consents, waivers or clearances under such Law to effectuate Completion,

(the “Regulatory Condition”);

(b)	since the date of this Agreement, there shall not have occurred a Material Adverse Effect;

(c)	the Purchaser shall have completed its confirmatory due diligence (the “Post-Signing Diligence”) in respect of the Company and Subsidiaries to its satisfaction, acting reasonably and in good faith;

(d)	the Purchaser shall have received a certificate from the Seller, dated as of the Completion and executed by a duly authorized executive officer of each of Seller and the Company, certifying the fulfilment of the conditions set forth in Clause 5.1.1(b), Clause 9.1.1, Clause 9.2 (Business Warranties and Tax Warranties) and Clause 9.3; and

(e)	the Seller shall have received a certificate from the Purchaser, dated as of the Completion and executed by a duly authorized executive officer of the Purchaser, certifying the fulfilment of the conditions set forth in Clause 11.1 (Purchaser’s Warranties).

5.2	Responsibility for satisfaction

5.2.1	Without prejudice to Clause 5.3 (Regulatory Condition), the Parties shall use their respective commercially reasonable efforts to ensure satisfaction of and compliance with the Completion Conditions as soon as reasonably possible.

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5.2.2	Notwithstanding any other provision of this Agreement, including this Clause 5 (Completion Conditions), neither the Purchaser nor any Group Company shall be required to accept a condition or restriction and any refusal to accept such condition or restriction shall not give rise to any Liability of the Purchaser to any Selling Party, and, to the extent applicable, the Regulatory Condition is not deemed to be satisfied, if the Governmental Authority imposes any condition or restriction in connection with the decisions referred to in Clause 5.1 (Completion Conditions) if such condition or restriction:

(a)	relates, wholly or partially, to the Purchaser or the Purchaser’s Group (excluding the Group) and not only to the Group; or

(b)	is, or would be, materially burdensome to the Group or the Purchaser’s Group, in the opinion of the Purchaser acting reasonably.

5.3	Regulatory Condition

5.3.1	During the period from the date of this Agreement until the Completion, and subject to the terms and conditions of this Agreement, each Selling Party, the Company and the Purchaser shall use commercially reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things necessary under the terms of this Agreement or applicable Laws to cause the satisfaction of the condition set forth in Clause 5.1.1(a) and to consummate the Transaction, including using their respective commercially reasonable efforts to obtain all authorizations, consents, permits, waivers or other approvals of all Governmental Authorities (including the Regulatory Filings) that may be or become necessary for the execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the consummation of the Transaction, and the Parties shall reasonably cooperate with each other with respect to each of the foregoing.

5.3.2	The Seller and the Company or the Subsidiaries, as applicable, shall use commercially reasonable efforts to:

(a)	obtain approval or non-objection of the applicable securities commission, regulator or regulatory authority in each of the applicable provinces and territories of Canada (the “Securities Regulators”) under section 11.10 of NI 31-103;

(b)	provide required timely prior written notice, if any, to public fund unitholders pursuant to section 5.8 of NI 81-102; and

(c)	submit an application for amendment of registration prepared in accordance with Form 33-109F5, as may be required by the National Instrument 33-109 Registration Information and Form 12 and Form 13, as may be required by the Ontario Securities Commission Rule 33-506 (Commodity Futures Act) Registration Information (collectively with Clause 5.3.2(a) and 5.3.2(b), the “Regulatory Filings”).

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5.3.3	Each of the Seller, the Company and the Purchaser, as applicable, shall:

(a)	cooperate in making such Regulatory Filings, including providing information as is requested by a Governmental Authority in order to grant its approval;

(b)	keep each other updated in good faith as to the status of the Regulatory Filings;

(c)	respond as promptly as reasonably possible to any inquiries or requests received from a Governmental Authority in respect of the Regulatory Filings; and

(d)	coordinate and cooperate in exchanging information and supplying assistance that is reasonably requested in connection with this Clause 5.3.3.

5.3.4	To the extent applicable to the Regulatory Condition, the Seller and the Company shall, and shall procure that the Group Companies shall, in each case to the extent applicable to each of them:

(a)	prepare, in consultation with the Purchaser, the relevant applications in respect of the Regulatory Condition as well as any other relevant documents and information;

(b)	submit the relevant applications in respect of the Regulatory Condition, together with any other relevant documents and information to the relevant Governmental Authority (as applicable), as soon as reasonably practicable following the Signing Date;

(c)	(i) provide the Purchaser with advance drafts of all submissions, material correspondence (including emails), filings, presentations, and, if necessary, applications, undertakings, consent agreements or other material documents made or submitted to or filed with any Governmental Authority in respect of this Agreement or the Transaction contemplated hereby; (ii) provide the Purchaser with reasonable opportunity to comment and consider in good faith any suggestions made by the Purchaser and its counsel; and (iii) provide the Purchaser and its counsel with final copies of all such material submissions, correspondence (including emails), filings, presentations, applications, undertakings, consent agreements and other material documents, and all pre-existing business records or other documents, submitted to or filed with any Governmental Authority in respect of this Agreement or the Transaction contemplated hereby.

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(d)	notify the Purchaser as soon as reasonably practicable of any material developments and/or communication, including from or with the relevant Governmental Authority (as applicable), including any questions or information or document requests, relating to the satisfaction of the Regulatory Condition, and promptly provide the Purchaser with a copy (in case of written communication) or a summary (in case of non-written communication) of such communication;

(e)	to the extent reasonably practicable, consult with the Purchaser in advance of any non-written communication with the relevant Governmental Authority (as applicable) relating to the satisfaction of the Regulatory Condition;

(f)	as soon as reasonably practicable, and in any event in advance of any deadline imposed, submit to the relevant Governmental Authority (as applicable) the responses to any questions or information or document requests from them; and

(g)	keep the Purchaser promptly informed as to progress toward satisfaction of the Regulatory Condition.

5.3.5	Without prejudice to Clause 5.2 (Responsibility for satisfaction), to the extent required by applicable Law, the Purchaser shall provide the Seller or the Group, as applicable, with relevant information and documents, and otherwise reasonably cooperate with each of them in a timely manner, so as to allow the Seller and the Group to comply with their obligations under Clause 5.3.3. For certainty, neither the Seller, the Company, nor the Group Companies shall be considered in breach of their obligations under Clauses 5.3.2, if the failure of the Seller, the Company, or the Group Companies, as applicable, is the result of the failure of the Purchaser to comply with its obligations under Clause 5.3.3 or this Clause 5.3.5.

5.4	Co-operation to complete the Transaction

If any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Authority or any other Person challenging the Transaction or any part of it prior to Completion, each Party shall co-operate in all respects with the other Party and shall defend, contest and resist any such action or proceeding, and to have vacated, lifted, reversed or overturned any Governmental Order, whether temporary, preliminary or permanent, that is in effect and that reasonably prohibits, prevents, delays or restricts the consummation of the Transaction.

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5.5	Satisfaction and waiver of the Completion Conditions

5.5.1	Each Party shall inform the other Parties in writing within one (1) Business Day of becoming aware of (i) the satisfaction of any Completion Condition, (ii) any circumstance that will or is likely to result in a failure to satisfy any Completion Condition, or (iii) any circumstance that results or is likely to result in a previously satisfied Completion Condition no longer being satisfied at any moment up to and including Completion, including (in the case of (i) and (ii)) the reasonable background of such circumstance.

5.5.2	The Regulatory Condition may be waived, to the extent permitted by Law, only by written agreement between the Parties. The Completion Conditions set out in Clause 5.1.1(b), 5.1.1(c) and 5.1.1(d) may be waived, to the extent permitted by Law, only by the Purchaser.

5.6	Long stop date

5.6.1	Subject to Clause 5.6.2, if the Completion Conditions are not satisfied within nine (9) months after the Signing Date, the Seller and the Purchaser may terminate this Agreement, in case of termination by the Seller, by Notice to the Purchaser and, in case of termination by the Purchaser, by Notice to the Seller, at any time prior to Completion.

5.6.2	The Seller and the Purchaser may not give a termination Notice as set out in Clause 5.6.1 if such Party is in breach of this Clause 5 (Completion Conditions) and Completion is being and continues to be delayed or is otherwise not possible as a result of such breach.

5.6.3	Termination shall be without prejudice to any other accrued rights and remedies available any Party under or otherwise in connection with this Agreement and under Law.

5.7	Due Diligence Condition

5.7.1	In the event that the Purchaser, acting reasonably and in good faith, identifies one or more matters during the Post-Signing Diligence which (a) was not actually known to the Purchaser before entering into this Agreement and (b) materially and adversely affects or would reasonably be expected to materially and adversely affect the value of the Company and its Subsidiaries, taken as a whole, then, and the Purchaser determines that such matters result in the failure of the Completion Condition set out in Clause 5.1.1(c), then the Purchaser may terminate this Agreement by Notice to the other Parties at any time prior to Completion.

5.7.2	In the event the Agreement is terminated pursuant to Clause 5.7.1, the Purchaser shall be entitled to reimbursement of its reasonable and documented out-of-pocket expenses incurred in connection with the transactions contemplated hereby, including in connection with the negotiation of this Agreement and due diligence of the Company and its Subsidiaries, up to a maximum amount of USD 250,000.

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5.7.3	Termination shall be without prejudice to any other accrued rights and remedies available to any Party under or otherwise in connection with this Agreement and under Law.

6	PRE-COMPLETION UNDERTAKINGS

6.1	Conduct of business

6.1.1	Subject to Clause 6.1.2 and applicable Law, during the period from the Signing Date until Completion Date, the Seller and the Company shall each, to the extent within its control, procure that the Group shall (i) operate its business in the ordinary course consistent with past practice (ii) take all reasonable steps to preserve its present business activities and its relationships with customers, suppliers, brokers, employees and Governmental Authorities in all material respects, and, without prejudice to the generality of the foregoing, that no action is taken, without the Purchaser’s prior written consent, to:

(a)	acquire or agree to acquire any share(s) or other equity interest, or make any capital contribution to or investment in any Person;

(b)	sell, transfer, issue or otherwise dispose of any share(s) in any Group Company to a Person;

(c)	incur any additional borrowings or incur any other indebtedness in each case in excess of one hundred thousand US dollars (USD 100,000), except in ordinary course consistent with past practice;

(d)	give any guarantee, indemnity, or otherwise agree to secure an obligation of any Person;

(e)	make any capital expenditures exceeding two hundred fifty thousand US dollars (USD 250,000) on an individual basis, except any capital expenditure in the ordinary course of business consistent with past practice;

(f)	repay, redeem or repurchase, or allow to be repaid, redeemed or repurchased, any share capital of any Group Company to a Person;

(g)	create, allot or issue, or allow to be created, allotted or issued, any share capital of any Group Company or issue any instrument to a Person that gives the right to obtain shares in any Group Company;

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(h)	take any action to amend the articles of association of any Group Company in any material respect or to procure a legal merger, legal demerger, insolvency, bankruptcy, dissolution or liquidation of any Group Company;

(i)	materially increase the aggregate compensation (wages, salary, bonuses and any other form of compensation, taken as a whole) of Employees, except any increases resulting from any change of employment terms generally applicable to the relevant Employee (for example, any increases in accordance with applicable collective labour agreements or any periodic or other increases in the context of the existing remuneration policies);

(j)	commence or settle any litigation, arbitration or other legal proceedings representing an amount of more than one hundred thousand US dollars (USD 100,000) on an individual basis;

(k)	take a position in any Tax Return contrary to the position taken in Tax Returns filed prior to the Signing Date, amend or refile a Tax Return filed prior to the Signing Date, compromise or settle any Tax Audit or make, enter into, terminate or amend any material election, ruling, compromise or other agreement with a Tax Authority or otherwise primarily related to Tax;

(l)	take any voluntary action to make any significant change in Group’s method of (commercial or Tax) accounting or audit practices, except as required by a change in Law or the accounting principles; or

(m)	authorise or enter into any agreement or commitment with respect to any of the actions set out under (a) through (l) above.

6.1.2	Clause 6.1.1 shall not apply in respect of:

(a)	any act or omission which is reasonably necessary in order to comply with applicable Law;

(b)	any act or omission in accordance with any explicit written request from the Purchaser after the Signing Date; or

(c)	any act or omission necessary for the completion of the Transaction or contemplated by this Agreement.

6.1.3	The Seller, to the extent it has prior knowledge that a Group Company intends to undertake or affect any action set out in Clause 6.1.1, and the Company shall send any request for consent in connection with Clause 6.1.1 to the Purchaser in accordance with 16.10 (Notices) (such written consent not to be unreasonably withheld, delayed or conditioned by the Purchaser).

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6.1.4	The Purchaser shall within five (5) Business Days from receipt of a notice in accordance with Clause 6.1.3 submit its approval or disapproval to the Seller or the Company. If such approval or disapproval is not submitted within the above-mentioned period of time, the consent shall be deemed given by the Purchaser for the purposes of this Clause.

6.2	Arrangements with Seller’s Group

Except as explicitly set out in this Agreement or otherwise agreed in writing by the Seller and the Purchaser, the Seller shall procure that any existing “parent-subsidiary” management or administrative support or expense allocation agreements or arrangements between one or more members of the Seller’s Group (excluding the Group) on the one hand, and one or more Group Companies, on the other hand, will be terminated prior to or at Completion, with no cost or Liability to the Group or the Purchaser’s Group.

6.3	Minority Shareholders

6.3.1	As soon as reasonably practicable after the Signing Date and no later than 10 Business Days prior to the Completion Date (or such other date as agreed upon by the Seller and the Purchaser), the Seller and the Purchaser shall each in good faith use their best efforts to obtain a Joinder from each of the Minority Shareholders.

6.3.2	For the avoidance of doubt:

(a)	any Minority Shareholder not signing a Joinder shall not be a Party to this Agreement and any such non-participation shall be without prejudice to this Agreement and shall not affect the terms and conditions hereunder in respect of the Parties hereto (including any Minority Shareholders which have signed a Joinder), provided that any Minority Shares relating to the non-participating Minority Shareholder(s) shall not be part of the Transaction; and

(b)	if no Minority Shareholder signs a Joinder, any rights and obligations of the Minority Shareholders set out in this Agreement shall be deemed not included herein.

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6.4	Restricted Share Units

As soon as practicable following Completion and in any case by no later than ninety (90) days following Completion, the Purchaser shall convert or exchange the outstanding RSUs within the Group into restricted stock units of substantially equivalent value under Purchaser’s existing omnibus incentive plan, subject to vesting and other terms consistent with restricted stock units that have been awarded under Purchaser’s plan.

6.5	Termination of 3iQ Digital Holdings Shareholders’ Agreement

Provided all of the Minority Shareholders have executed Joinders, the Selling Parties acknowledge and agree that, effective as from Completion, the amended and restated unanimous shareholders’ agreement dated effective 4 September 2025 among 3iQ Digital Holdings, the Company and the Minority Shareholders is terminated with no residual Liability or obligations for the parties thereto or the Group save for obligations set forth therein that expressly or by their nature survive termination of the agreement.

7	COMPLETION

7.1	Completion Date and place

Completion shall take place virtually, commencing at 15:00 hours Amsterdam (the Netherlands) time, on the date which is the later of (i) the tenth (10th) Business Day after satisfaction or waiver of the Completion Conditions and (ii) 1 April 2026, or at such other date, time or location as may be agreed upon in writing by the Seller and the Purchaser (the “Completion Date”).

7.2	Completion actions

At Completion, the Seller, each Minority Shareholder (as applicable) and the Purchaser shall procure (to the extent applicable to such Party) that the applicable Parties shall take the actions listed in Schedule 4 (Completion actions).

7.3	Breach of Completion obligations

If the Seller, any Minority Shareholder (as applicable), the Company or the Purchaser breaches any obligation under Clause 7 (Completion), thereby becoming a defaulting party, and that breach results in Completion not occurring in full compliance with Clause 7.1 (Completion Date and place) and Clause 7.2 (Completion actions), (i) the Purchaser (in case a Selling Party or the Company is the defaulting Party) or (ii) the Seller (in case the Purchaser is the defaulting Party) will, in addition to and without prejudice to all other rights or remedies available to it, with Notice given to the Seller in case of (i) or the Purchaser in case of (ii) on or after the Completion Date, be entitled:

(a)	to defer Completion for a period up to twenty (20) Business Days, in which case Clause 7.1 (Completion Date and place) and Clause 7.2 (Completion actions) will apply to Completion as deferred;

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(b)	to effect Completion so far as practicable taking into account the defaults which have occurred; or

(c)	to terminate this Agreement (other than Clauses 1 (Definitions and interpretation), 15 (Confidentiality) and 16 (Miscellaneous)) in which event the Parties shall forthwith take all action necessary to reverse any action already taken under Clause 3 (Payment), Clause 5 (Completion Conditions) and/or Clause 7 (Completion), subject to Completion having first been deferred for a period of at least three (3) Business Days under Clause 7.3(a) and the Parties having used reasonable efforts to effect Completion during that period.

8	Post-Completion undertakings

8.1	Release of Guarantees

The Seller shall procure that as per Completion, the Group is released from all joint, several, or joint and several Guarantees given by, assumed by or binding on the Group in relation to any Liabilities of the Seller or any other members of the Seller’s Group (excluding the Group) or any former shareholders of the Group Companies or their respective Affiliates. The Seller shall indemnify, defend and hold harmless the Purchaser and, as an irrevocable third-party stipulation (onherroepelijk derdenbeding), any other member of the Purchaser’s Group against all amounts paid by any of them pursuant to any such Guarantees.

8.2	Retention of records

8.2.1	For a period of seven (7) years as from Completion, or for such longer period as may be prescribed by applicable Law, provided in each case that the Purchaser retains an equity interest in the Group, the Purchaser shall, and shall procure that the Group shall, retain any books, records and other written information relating to the Group in respect of the period up to and including the Completion Date which are in the possession or control of the Group or any member of the Purchaser’s Group.

8.2.2	For a period of seven (7) years as from Completion, or for such longer period as may be prescribed by applicable Law, each Selling Party shall, and shall cause its respective Affiliates to, retain any books, records and other written information relating to the Group which are within their possession or control at Completion (to the extent these are not within the possession or control of the Group or the Purchaser’s Group at Completion).

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8.2.3	After Completion, the Selling Parties and the Purchaser shall, upon reasonable Notice, and to the extent reasonably required for Tax, accounting or compliance purposes permitted by applicable Law, allow each other to view, inspect, download and make copies of the books, records, and other information retained pursuant to Clauses 8.2.1 and 8.2.1, respectively, during normal office hours of the party providing access to such information, provided, however, that access to any such information that relates to any pending or threatened dispute in connection with this Agreement may be withheld or restricted by the retaining party in its sole discretion.

9	Seller’s Warranties

9.1	Fundamental Warranties

9.1.1	The Seller represents and warrants to the Purchaser that the warranties set out in Schedule 5 (Fundamental Warranties) (the “Fundamental Warranties”) are true and accurate as at the Signing Date and will also be true and accurate as at Completion.

9.1.2	The Seller acknowledges that (i) the Roll-over Shares to be issued hereunder have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”) or under any state or non-U.S. securities Laws and (ii) the Roll-over Shares may not be sold, transferred, assigned, offered for sale, pledged, hypothecated or otherwise disposed of unless such sale, transfer, assignment, offer for sale, pledge, hypothecation or other disposition is completed pursuant to the terms of an effective registration under the Securities Act and in compliance with any applicable state and foreign securities Laws or pursuant to an exemption from registration under the Securities Act and any applicable state or foreign securities Laws. The Seller is acquiring the Roll-over Shares for its own account and not with a view to, or for offer or sale in connection with, any resale, disposition or other distribution thereof. The Seller is an “accredited investor” (as defined in Rule 501 promulgated under the Securities Act) and has been furnished with or has had full access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to the Roll-over Shares, and has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Roll-over Shares and of making an informed investment decision.

9.2	Business Warranties and Tax Warranties

Without prejudice to Clause 9.1 (Fundamental Warranties), the Seller represents and warrants to the Purchaser that, save as Disclosed, the warranties set out in Schedule 6 (Business Warranties and Tax Warranties) are (i) to the Knowledge of the Seller true and accurate as at the Signing Date and (ii) will be true and accurate as at Completion.

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9.3	Company Warranties

The Seller represents and warrants to the Purchaser that, save as Disclosed, the warranties set out in Schedule 7 (Company Warranties) (the “Company Warranties”) are true and accurate as at the Signing Date and will also be true and accurate as at Completion.

9.4	No other warranties

The Purchaser acknowledges that no representations or warranties, express or implied, have been given or are given, in this Agreement or otherwise, by the Seller other than the Seller’s Warranties (as applicable).

9.5	No warranty on forecasts

Each Party agrees that, notwithstanding anything to the contrary contained in the Seller’s Warranties or elsewhere in this Agreement, the Seller’s Warranties are not intended to give, and shall not be construed as giving, any representation or warranty, express or implied, with respect to the accuracy, completeness or reasonableness of any forecasts, projections, estimates, budgets, business plans, statements of intent, forward-looking statements or statements of opinion, in each case howsoever provided or made available to the Purchaser. The Purchaser further acknowledges and agrees that there are uncertainties inherent in attempting to make such forecasts, projections and other forward-looking information.

9.6	Allocation of risk

The Seller’s Warranties constitute an express allocation of risk between the Purchaser and the Seller (as applicable). Any Seller’s Warranty being untrue and incorrect will be for the account and risk of the Seller, subject to the terms of this Agreement.

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9.7	Update of Disclosure and Disclosed Information

9.7.1	The Parties acknowledge that the Seller is unable to make fulsome Disclosure of all relevant facts, matters, circumstances or other information pertaining to the Subsidiaries and the warranties set out in Schedule 6 (Business Warranties and Tax Warranties), including completion of the Disclosure Schedules content contemplated therein, without the assistance of the personnel of the Subsidiaries. As such, the Purchaser acknowledges that, as of the Signing Date, all of the warranties set out in Schedule 6 (Business Warranties and Tax Warranties) shall be deemed to be made upon the Knowledge of the Seller and qualified to the extent reflected in the Disclosure Schedules as delivered at Signing, subject to the Seller’s obligation to accurately amend, supplement or update the Disclosed Information, including completion and delivery of the Disclosure Schedule (each, a “Disclosure Update”), including for certainty by uploading information to the Data Room or supplementing the Disclosure Schedules, to disclose or take account of any facts, events, developments or circumstances that first arise, occur or are discovered or become known to the Seller or that are raised by the personnel of the Subsidiaries after the date hereof (whether arising in the ordinary course of business or otherwise) that would, if existing or known to the Seller on prior to or on the Signing Date, and for the avoidance of doubt were not known or could not have reasonably been known by the Seller prior to the Signing Date, be required to be Disclosed. Any item proposed by Seller to be included in the Disclosure Update, including as an exception to any representation or warranty, shall be concrete and specific in nature, and not a broad, general, categorical or conceptual description, and if the Purchaser determines that any item included in a draft of the Disclosure Update does not conform to the requirements of this sentence, then it shall be entitled to notify the Seller upon which the Seller shall revise the Disclosure Schedule to conform with the requirements of this sentence. Any Disclosure Update shall be delivered in writing to the Purchaser promptly after the Seller becomes aware of the matter to be disclosed, and in any case by no later than ten (10) Business Days prior to the Completion Date, and shall identify the particular Business Warranty or Tax Warranty that is being qualified thereby and the extent of the qualification (to the extent a qualification of the particular Business Warranty or Tax Warranty has not previously been included in this Agreement) or the existing Disclosure that is being amended, supplemented or updated. For certainty, the foregoing shall be without prejudice to the Seller’s obligation pursuant to Clause 9.1.1, Clause 9.2 (Business Warranties and Tax Warranties) and Clause 9.3 (Company Warranties) to make, at Completion, the representations and warranties set out in Schedule 5 (Fundamental Warranties), Schedule 6 (Business Warranties and Tax Warranties) and Schedule 7 (Company Warranties) as written and with only the knowledge, materiality and other qualifiers as expressly set forth therein.

9.7.2	Upon delivery of any Disclosure Update in accordance with Clause 9.7.1:

(a)	such Disclosure Update shall be deemed to amend and supplement the Disclosure for the purposes of the Business Warranties and Tax Warranties set out in Schedule 6 (Business Warranties and Tax Warranties) and for purposes of determining the truth and accuracy of the Business Warranties and Tax Warranties as provided on or as at the Completion Date and the certificate to be delivered by the Seller pursuant to Clause 5.1.1(d); and

(b)	any matter set forth in a Disclosure Update shall be deemed to qualify the affected Business Warranties or Tax Warranties set out in Schedule 6 (Business Warranties and Tax Warranties).

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9.7.3	The provisions of this Clause 9.7 (Update of Disclosure and Disclosed Information) shall be without prejudice to the Purchaser’s right to terminate this Agreement in accordance with Clause 5.6 (Long stop date) and 5.7 (Due Diligence Condition) and, for the avoidance of doubt, any Disclosure Update may give rise to a failure or non-satisfaction of the Completion Condition in Clause 5.1.1(b) or 5.1.1(c)). Notwithstanding the foregoing, if the Purchaser does not exercise its right to terminate this Agreement in accordance with 5.7 (Due Diligence Condition), then, upon Completion, no Disclosure Update shall give rise to a right of the Purchaser to claim from the Seller pursuant to Clause 10.1 solely by reason of disclosure of such matter.

10	Liability

10.1	Liability of Seller

10.1.1	Subject to Clause 9.1 (Fundamental Warranties), Clause 9.2 (Business Warranties and Tax Warranties), Clause 9.3 (Company Warranties) and the remaining provisions of this Clause 10 (Liability),

(a)	if any of the Fundamental Warranties, Business Warranties or the Company Warranties is untrue or inaccurate, or in the event of a Tax Claim or any other breach of this Agreement by the Seller; and/or

(b)	in the event of a breach of this Agreement by the Company,

the Purchaser shall have the right to claim from the Seller or the Company (as applicable) the Losses suffered or incurred by the Purchaser as a result of any of the Fundamental Warranties, Business Warranties or the Company Warranties being untrue or inaccurate, a Tax Claim or a claim as a result of the breach of this Agreement.

10.2	Liability of Minority Shareholders

10.2.1	Subject to Clause 12 (Minority Shareholder Warranties) and the remaining provisions of this Clause 10 (Liability),

(c)	if any of the Minority Shareholder Warranties is untrue or inaccurate; and/or

(d)	in the event of a breach of this Agreement by a Minority Shareholder,

the Purchaser shall have the right to claim from such Minority Shareholder (as applicable) the Losses suffered or incurred by the Purchaser as a result of any of the Minority Shareholder Warranties being untrue or inaccurate or a claim as a result of the breach of this Agreement.

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10.2.2	For certainty, the Purchaser shall not have the right to claim from any Minority Shareholder the Losses suffered or incurred by the Purchaser as a result of any of the Fundamental Warranties, Business Warranties or the Company Warranties being untrue or inaccurate, any Tax Claim, or a claim as a result of the breach of this Agreement by the Seller.

10.3	Time limitations

The Seller and the Minority Shareholders shall not be liable in respect of any claim under this Agreement (including under the Seller’s Warranties and the Minority Shareholder Warranties) unless a Notice of the claim is given by the Purchaser to the Seller or the applicable Minority Shareholder (as applicable):

(a)	in case of a claim under the Fundamental Warranties, the Fundamental Company Warranties and the Minority Shareholder Warranties, within five (5) years after the Completion Date;

(b)	in case of any claim under the Business Warranties or the Company Business Warranties, within eighteen (18) months after the Completion Date;

(c)	in case of any Tax Claim, within three (3) months after expiry of the statutory limitation period applicable to the Tax matter giving rise to such claim; and

(d)	in case of any other claim under or otherwise in connection with this Agreement, within two (2) years after the Completion Date.

10.4	Minimum claims

The Seller is only liable towards the Purchaser for claims under or in connection with this Agreement in respect of any single claim or a series of related claims, other than a Tax Claim, if the Losses agreed or determined in respect of any such claim exceed fifty thousand US Dollars (USD 50,000), and then for the full amount and not only the excess.

10.5	Aggregate minimum claims

Subject to any other limitations set out in this agreement, the Seller will only be liable under this agreement in respect of any claim, other than a Tax Claim, to the extent that the aggregate amount of all claims for which such party would otherwise be liable under this agreement, exceeds five hundred thousand US Dollars (USD 500,000) and then for the full amount and not only the excess.

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10.6	Maximum liability

The aggregate liability of:

(a)	the Seller in respect of all claims under or otherwise in connection with this Agreement shall not exceed the Consideration, provided that the aggregate liability of the Seller in respect of any claims under or otherwise in connection with Clause 10.1.1(a) in respect of the Business Warranties or the Company Business Warranties shall not exceed twenty percent (20%) of the Consideration; and

(b)	any single Minority Shareholder under this Agreement shall not exceed the portion of the Consideration received by the Minority Shareholder.

10.7	Notice of potential claims

10.7.1	The Purchaser shall within twenty (20) Business Days notify the Seller or the Minority Shareholder, as applicable, after becoming actually aware of a fact, a matter or circumstance that (i) gives rise or can reasonably be expected to give rise to a Tax Claim, or (ii) gives rise or may give rise to any other claim under this Agreement.

10.7.2	The failure to give Notice in compliance with this Clause 10.7 (Notice of potential claims) shall not release the Seller or the Minority Shareholders of their respective liability, except for the amount of Losses that is the direct result of such failure to give Notice in compliance with this Clause 10.7 (Notice of potential claims).

10.8	Breaches capable of remedy

Notwithstanding anything to the contrary in this Agreement, the Seller and the Minority Shareholders (as applicable) shall not be liable towards the Purchaser under or otherwise in connection with this Agreement, if and to the extent that the facts or circumstances underlying a claim, other than a claim under the Tax Covenant, by the Purchaser are capable of remedy and, after Notice of such claim is delivered by the Purchaser to the Seller or the Minority Shareholders (as applicable) as contemplated by Clause 10.7 (Notice of potential claims), are fully remedied without any damages for the Purchaser and at no cost to the Purchaser and any of its Affiliates.

10.9	Mitigation of Losses and liabilities

Nothing in this Agreement shall be deemed to relieve the Purchaser from any duty under applicable Law to (use reasonable efforts to) mitigate any Losses or liabilities incurred or suffered by the Purchaser or its Affiliates under or in connection with this Agreement.

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10.10	No double claims

The Seller and the Minority Shareholders shall not be liable under or otherwise in connection with this Agreement more than once in respect of the same Loss.

10.11	Net financial benefit

The amount of a claim made by any Party under or otherwise in connection with this Agreement will be reduced by the amount of any net financial benefit, including any Tax Benefit, arising to such Party or its Affiliates as a direct result of the matter giving rise to such claim or corresponding to the facts or circumstances giving rise to such claim, but only to the extent such net financial benefit has not already been taken into account in the determination of the amount of the claim and net of any costs and non-recoverable Taxes incurred in connection with the realisation thereof. For the avoidance of doubt, any net financial benefit relating to Tax shall only be taken into account in accordance with the definition of Tax Benefit.

10.12	Provisions

10.12.1	The Seller shall not be liable under or otherwise in connection with this Agreement for which any specific allowance, provision or reserve is made in the Accounts unless the Losses incurred in respect of such fact, matter or Claim exceed the amount for which the relevant fact, matter or Claim was part of the applicable allowance, provision or reserve, in which case the Seller shall only be liable for such excess.

10.12.2	For the purpose of Clause 10.12.1, an allowance, provision or reserve shall be deemed to be specific if it can be reasonably evidenced on the basis of the financial administration of the Group that such allowance, provision or reserve was intended by the management of the Group, to relate fully or partly to the relevant fact, matter or Claim.

10.13	Insurance Proceeds

The Parties intend that any liability pursuant to this Clause 10 will be net of insurance proceeds actually received, realized or recovered by the Purchaser or the Company (net of any costs and non-recoverable Taxes incurred by the Purchaser or the Company in connection with the realisation thereof). Accordingly, the amount of any Losses will be reduced or offset by any insurance proceeds actually received, realized or recovered by or on behalf of the Purchaser or the Company (net of any costs and non-recoverable Taxes incurred by the Purchaser in connection with the realisation thereof) in reduction of the related Losses. If the Purchaser or the Company receives a payment required by this Agreement from the Seller or the Minority Shareholders (as applicable) in respect of any liability and subsequently receives insurance proceeds in respect thereof, then the Purchaser or the Company, as the case may be, will pay to the Seller or the relevant Minority Shareholder (as applicable), an amount equal to the excess of the payment previously made over the amount of the payment that would have been due if the insurance proceeds had been received, realized or recovered (net of any costs and non-recoverable Taxes incurred by the Purchaser in connection with the realisation thereof) before the payment was made by the Seller or the relevant Minority Shareholder (as applicable).

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10.14	Fraud

Nothing in this Agreement shall limit any liability of the Seller or the Minority Shareholders in the event of fraud (bedrog), wilful misconduct (opzet) or gross negligence (grove nalatigheid) by the Seller.

10.15	Third-party claims

If a claim under the Seller’s Warranties (excluding the Tax Warranties) or Minority Shareholders Warranties relates to a third-party claim (a “Third-Party Claim”) arising in or out of court against any member of the Purchaser’s Group (the “Relevant Indemnified Party”) for which the Seller or the Minority Shareholders (as applicable) may be liable in accordance with this Agreement, the Purchaser shall, and shall procure that the Relevant Indemnified Party shall, procure that:

(a)	the Seller or the applicable Minority Shareholder (as applicable) is informed of all relevant matters relating to the Third-Party Claim and shall forward or procure to be forwarded to the Seller all copies of all material external correspondence relating to the Third-Party Claim;

(b)	the Relevant Indemnified Party reasonably cooperates with the Seller or the applicable Minority Shareholder (as applicable), including by providing all documents, books and records relating to the Third-Party Claim and giving reasonably access to premises and personnel on business hours and after reasonable notice, in each case as reasonably requested by the Seller or the applicable Minority Shareholder (as applicable); and

(c)	without the prior written consent of the Seller or the applicable Minority Shareholder (as applicable), the Relevant Indemnified Party shall not take any material steps in respect of such Third-Party Claim (including accepting any liability, agreeing to any settlement with regard to a Third-Party Claim or initiating legal proceedings) to the extent any such steps could adversely affect the position of the Seller or the applicable Minority Shareholder (as applicable) in respect of such Third-Party Claim.

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11	Purchaser warranties

11.1	Purchaser’s Warranties

The Purchaser represents and warrants to the Selling Parties that the statements set out in Schedule 8 (Purchaser Warranties) (the “Purchaser Warranties”) are true and accurate as at the Signing Date and will also be true and accurate as at Completion. Each Selling Party acknowledges that no representations or warranties, express or implied, have been given or are given by the Purchaser other than the Purchaser Warranties and it has not been induced to enter into this agreement by any representation, warranty or undertaking not expressly set out in this Agreement.

11.2	Liability of Purchaser

If any of the Purchaser Warranties is untrue or inaccurate, or in the event of any other breach of this Agreement by the Purchaser, the Selling Parties shall have the right to claim from the Purchaser the Losses suffered or incurred by the Selling Parties as a result of any of the Purchaser Warranties being untrue or inaccurate or as a result of the breach of this Agreement by the Purchaser, provided that:

(a)	the maximum aggregate liability of the Purchaser under this Agreement shall not exceed 100% of the Consideration, provided that the aggregate liability of the Purchaser in respect of any claims in respect of the Purchaser’s Warranties set out in Paragraphs 4 and 5 of Schedule 8 (Purchaser Warranties) shall not exceed twenty percent (20%) of the Consideration;

(b)	the Purchaser shall not be liable in respect of any claim under this Agreement unless a Notice of the claim is given by the relevant Selling Parties to the Purchaser prior to the expiration of the applicable statute of limitations; and

(c)	the Purchaser is not liable under or otherwise in connection with this Agreement more than once in respect of the same Loss.

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12	Minority shareholder warranties

12.1	Minority Shareholder Warranties

12.1.1	Each Minority Shareholder, severally and not jointly and severally, represents and warrants to the Purchaser that the statements set out in Schedule 9 (Minority Shareholder Warranties) (the “Minority Shareholder Warranties”) are true and accurate as at the date of the Joinder signed by the Minority Shareholder and will also be true and accurate as at Completion.

12.1.2	Each Minority Shareholder makes such representations and warranties as included in the Minority Shareholder Warranties, and with respect to the Minority Shares or capacity of that Minority Shareholder or absence of third-party rights on such Minority Shares, only for itself and not for any other Minority Shareholder or with respect to the Minority Shares of any other Minority Shareholder.

12.1.3	Each Minority Shareholder acknowledges that (i) the Roll-over Shares to be issued hereunder have not been registered under the Securities Act or under any state or non-U.S. securities Laws and (ii) the Roll-over Shares may not be sold, transferred, assigned, offered for sale, pledged, hypothecated or otherwise disposed of unless such sale, transfer, assignment, offer for sale, pledge, hypothecation or other disposition is completed pursuant to the terms of an effective registration under the Securities Act and in compliance with any applicable state and foreign securities Laws or pursuant to an exemption from registration under the Securities Act and any applicable state or foreign securities Laws. The Minority Shareholder is acquiring the Roll-over Shares for its own account and not with a view to, or for offer or sale in connection with, any resale, disposition or other distribution thereof. The Minority Shareholder is an “accredited investor” (as defined in Rule 501 promulgated under the Securities Act), has been furnished with or has had full access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to the Roll-over Shares, and has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Roll-over Shares and of making an informed investment decision.

12.2	No other Warranties

The Purchaser acknowledges that no representations or warranties, express or implied, have been given or are given, in this Agreement or otherwise, by the Minority Shareholders other than the Minority Shareholder Warranties. For certainty, the Minority Shareholders shall have no liability whatsoever in respect of the representations and warranties in Clause 9.1 (Fundamental Warranties), Clause 9.2 (Business Warranties and Tax Warranties), or Clause 9.3 (Company Warranties) or pursuant to the Clause 10 (Liability).

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13	Tax covenant

The Seller covenants to pay to the Purchaser an amount equal to:

(a)	any Tax Liability of the Group arising:

(i)	as a result of any Event or Events occurring on or before the Completion Date; and

(ii)	in respect of any income, gains, profits, turnover, sales or wages earned, accrued, made, paid or received on or before the Completion Date or deemed for the relevant Tax purpose to have been earned, accrued, made, paid or received on or before the Completion Date, provided that the Seller shall not be liable under this Clause 13(a) for any Tax Liability (A) which arises in the ordinary course of the business of the Group in the period as from the Accounts Date up to and including the Completion Date, (B) or for which provision or reserve has been made in the Accounts as described in Clause 10.12.1, (C) or for which indemnification is available to the Purchaser, the Company or the Group pursuant to the share purchase agreement among, inter alios, the Company and the prior shareholders of 3iQ Digital Holdings dated December 28, 2023 (as amended) which closed April 23, 2024, and only to the extent of such indemnification actually received, realized or recovered by the Purchaser or the Company (net of any costs and non-recoverable Taxes incurred by the Purchaser or the Company in connection with the realisation thereof), unless the Purchaser, the Company, or the Group, as the case may be, is unable to collect upon such indemnification after reasonable and good faith attempt to do so; and

(b)	any out-of-pocket costs or expenses incurred by a member of the Purchaser’s Group or the Group after the Accounts Date in connection with any such Tax Liability (or claim for such Tax Liability) referred to in this Clause 13 for which the Seller is liable.

14	Exclusive Remedy

14.1.1	From and after Completion and subject to Clause 14.1.2, the sole and exclusive remedy of Losses suffered or incurred by a Party as a result of a breach of this Agreement by any other Party shall be the right of such Party to claim such Losses in accordance with this Agreement, provided that this shall be without prejudice to a Party’s right to claim specific performance in respect Clauses 5 (Completion Conditions), 6 (Pre-Completion undertakings), 7 (Completion), 8 (Post-Completion undertakings), 15 (Confidentiality) and Clause 16 (Miscellaneous).

14.1.2	Notwithstanding Clause 14.1.1, the Parties acknowledge that the failure to comply with a covenant or obligation contained in this Agreement may give rise to irreparable injury to a Party inadequately compensable in damages. Accordingly, a Party may seek to enforce the performance of this Agreement by injunction or specific performance upon application to a court of competent jurisdiction without proof of actual damage (and without the requirement of posting a bond or other security).

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15	Confidentiality

15.1	Announcements

No announcement, release, statement or circular in connection with the existence or the subject matter of this Agreement, or the transactions contemplated hereby shall be made or issued by or on behalf of any Party without the prior written approval of the Seller and the Purchaser, except (i) as required by Law or, if applicable, the rules or regulations of any Governmental Authority or recognised stock exchange on which the shares of any Party are listed, provided that the Party that has an obligation to make an announcement, release or statement or issue a circular, shall consult with the Seller and the Purchaser insofar as is reasonably practicable before complying with that obligation, or (ii) any announcement, release, statement or circular that is consistent with such other announcements, releases, statements or circulars made following the date of this Agreement in compliance with this Clause 15.1. For the avoidance of doubt, neither the announcement of the Transaction to be made by the Purchaser nor the Seller immediately upon Signing shall constitute a breach of this Clause 15.1 (Announcements).

15.2	Confidentiality undertaking

15.2.1	Subject to Clause 15.1 (Announcements) and Clause 15.2.2, for a period of one (1) year following the Signing Date, each Party shall treat as strictly confidential and not disclose or use any information contained in or received or obtained as a result of entering into this Agreement (or any agreement entered into pursuant to this Agreement), including for certainty any information exchanged between the Purchaser and the Seller under cover of the Mutual Non-Disclosure Agreement dated December 15, 2025, for any purpose other than exercising its rights or performing its obligations under this Agreement or any ancillary agreement thereto, which relates to:

(a)	the provisions of this Agreement or any agreement entered into pursuant to this Agreement;

(b)	the negotiations relating to this Agreement (or any other Agreement); or

(c)	a Party to this Agreement or the business activities carried on by it or any of its Affiliates.

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15.2.2	This Clause 15.2.2 shall not prohibit disclosure or use of any information if and to the extent:

(a)	the disclosure or use is required by Law;

(b)	the disclosure is permitted by this Agreement;

(c)	the disclosure is necessary to enforce this Agreement;

(d)	the disclosure is made to professional advisors or auditors of any Party on terms that these professional advisors undertake to comply with the provisions of Clause 15.2.1 in respect of the information as if they were a party to this Agreement;

(e)	the disclosure is made by such Party to a Tax Authority in connection with such Party’s Tax affairs;

(f)	the disclosure is made to any court, any securities exchange or regulatory or governmental body, as required or reasonably necessary in connection with such Party’s dealings with a Governmental Authority;

(g)	the information is or becomes publicly available (other than by breach of this Agreement);

(h)	the disclosure is reasonably required by such Party to comply with its financial, tax and/or regulatory requirements;

(i)	the disclosure is made by the Purchaser to Seller or Coincheck, Inc. or any of their respective directors, employees or professional advisors;

(j)	the Purchaser has given prior written approval to the disclosure or use by the Selling Parties of any information relating to the Purchaser or its Affiliates, or the relevant Selling Parties have given prior written approval to the disclosure or use by the Purchaser of any information relating to the relevant Selling Party and its Affiliates;

(k)	the information is independently developed after Completion; or

(l)	the information is known by any Party before the date the information is disclosed to it or is lawfully obtained by such Party after that date from a third party who had the right to disclose such information and, in either case, as far as such Party is aware, such information has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality, provided that prior to disclosure or use of any information pursuant to this Clause 15.2.2, such Party promptly notifies, to the extent legally permissible, the other Parties of such requirement with a view to providing the other Parties with the opportunity to contest the disclosure or use or otherwise to agree the timing and content of the disclosure or use.

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16	Miscellaneous

16.1	No assignment

No Party may, without the prior written consent of each of the Seller and the Purchaser, assign, transfer or encumber (in each case either in its entirety or in part) this Agreement or any of its rights, interests or obligations under this Agreement.

16.2	Invalidity

16.2.1	In this Clause 16.2 (Invalidity) “enforceable” includes legal, valid and binding (and derivative terms are to be construed accordingly).

16.2.2	If any provision in this Agreement is held to be or becomes unenforceable (in each case either in its entirety or in part) under any law of any jurisdiction:

(a)	that provision will to the extent of its unenforceability be deemed not to form part of this Agreement but the enforceability of the remainder of this Agreement shall not be affected; and

(b)	the Parties shall use reasonable efforts to agree a replacement provision that is enforceable to achieve so far as possible the intended effect of the unenforceable provision.

16.3	Counterparts

This Agreement may be entered into in any number of counterparts, all of which taken together will constitute one and the same instrument. The Parties may enter into this Agreement by signing any such counterpart. For the avoidance of doubt, this Agreement may be signed by any Party by way of electronic signature.

16.4	Amendments and waivers

Subject to Clause 9.7, this Agreement may not be amended, supplemented or waived (in each case either in its entirety or in part) except by a written agreement between the Seller and the Purchaser; provided that, if any amendment would disproportionately and adversely impact a Minority Shareholder, the consent of the majority of the Minority Shareholders (based on the percentage of ownership relative to the Minority Shareholders) shall also be required. Upon execution by a Minority Shareholder of a joinder agreement, the Seller and the Purchaser agree to amend Schedule 12 (Roll-Over Shares) following the Signing Date and prior to the Completion Date in order to reflect the Roll-over Shares to be issued to the Minority Shareholders.

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16.5	Third-party rights

Except where this Agreement expressly provides otherwise:

(a)	it contains no stipulations for the benefit of a third party (derdenbedingen) which may be invoked by a third party against a Party; and

(b)	where the Agreement contains a stipulation for the benefit of a third party, the Agreement (including the relevant third party’s rights under the Agreement) may be terminated, amended, supplemented or waived (in each case either in its entirety or in part) without that third party’s consent.

16.6	Treatment of certain BW provisions

16.6.1	Without prejudice to Clause 5.6 (Long stop date), 5.7 (Due Diligence Condition) and Clause 7.3 (Breach of Completion obligations), each Party waives its right to rescind (ontbinden) this Agreement, in whole or in part, on the basis of article 6:265 BW or to request a competent court to amend this Agreement on the basis of article 6:230(2) BW. If a Party has made an error (heeft gedwaald) in making this Agreement, it shall bear the risk of that error and waives its right to nullify (vernietigen) this Agreement.

16.6.2	The applicability of articles 6:89, 7:17 and 7:20 up to and including 7:23 BW is excluded under or in connection with this Agreement.

16.7	Further Assurances

Following Completion, without any further consideration, each Party shall, and shall cause their respective Affiliates to, reasonably cooperate with the other Parties and shall execute and deliver such documents and take such other actions as any Party may reasonably request (prior to, at or after Completion) for the purpose of evidencing and consummating the Transaction.

16.8	No set-off, deduction or suspension

No Party shall have any right of set-off against, deduction from or suspension of payment under this Agreement other than in connection with the issuance of the Roll-over Shares and the set-off right pursuant to Clause 4.1.2 and any Tax Deduction required pursuant to Clause 16.14 (Withholding).

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16.9	Costs

16.9.1	Unless this Agreement provides otherwise, all costs which a Party has incurred or will incur in preparing, concluding or performing this Agreement are for its own account. The Purchaser shall pay all fees of the Notary payable in connection with the issuance of the Roll-over Shares in accordance with Clause 4 (Roll-over).

16.9.2	Any stamp duties, transfer taxes and taxes of a documentary nature arising as a result of the entering into or completion of this Agreement shall be borne and paid by the Party or Parties against whom such duties or taxes are levied.

16.10	Notices

16.10.1	Any Notice in connection with this Agreement must be:

(a)	in writing;

(b)	in English; and

(c)	delivered by hand, email, registered post or courier.

16.10.2	All Notices must be sent to the persons and at the addresses set out in Schedule 10 (Details for Notices), or such other person or address as notified to the other Parties from time to time.

16.10.3	A Notice will be effective upon receipt and will be deemed to have been received:

(a)	at the time of delivery, if delivered by hand, registered post or courier; or

(b)	on the day of sending, if sent by email prior to 17:00 Amsterdam time on any Business Day or the next succeeding Business Day if sent by email after 17:00 Amsterdam time on any Business Day or on any day other than a Business Day.

16.11	Interest

If a Party fails to pay any sum due under this Agreement, such Party will be liable for any accrued interest on such sum from (and including) the date payment is due until (and including) the date payment is made at the rate of statutory interest as referred to in section 6:119a BW, except as explicitly stated otherwise in this Agreement.

16.12	Entire agreement

16.12.1	This Agreement and the documents referred to or incorporated in it constitute the entire agreement between the Parties relating to the subject matter of this Agreement and supersedes and extinguishes any prior drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether or not in writing, between the Parties in relation to the subject matter of this Agreement.

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16.12.2	Each Party acknowledges and agrees that it has not entered into this Agreement in reliance on any statement or representation of any person (whether a party to this Agreement or not) other than as expressly incorporated in this Agreement.

16.12.3	Nothing contained in this Agreement or in any other document referred to or incorporated in it shall be read or construed as excluding any liability or remedy as a result of fraud.

16.13	Termination

16.13.1	This Agreement can only be terminated in accordance with Clause 5.6 (Long stop date), Clause 5.7 (Due Diligence Condition) and Clause 7.3 (Breach of Completion obligations).

16.13.2	A Party’s right to terminate this Agreement, including the exercise thereof, will be in addition and without prejudice to (i) any other rights that Party has accrued and (ii) any other rights and remedies available to that Party under or otherwise in connection with this Agreement and under Law.

16.13.3	Clauses 15 (Confidentiality) and 16 (Miscellaneous) will survive any termination of this Agreement.

16.14	Withholding

Any sum payable under this Agreement must be paid free and clear of all Tax Deductions except as required by Law. If a Party is required by Law to make a Tax Deduction, such amount shall be treated for the purposes of this Agreement as having been paid to the person in respect of which such Tax Deduction was made and no Party shall be required to pay any additional amounts to the relevant other Party in respect of such Tax Deduction.

16.15	Waiver

No failure on the part of any Party to exercise, and no delay on its part in exercising, any right or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

16.16	Governing law and enforcement

16.16.1	This Agreement (including this Clause 16.16 (Governing law and enforcement)) and any contractual or non-contractual obligations arising out of or in connection with it are governed and construed by the laws of the Netherlands.

16.16.2	Each Party irrevocably agrees that all disputes which may arise out of or in connection with this Agreement, and the documents to be entered into pursuant to it, including disputes concerning the existence and validity thereof, shall be finally and exclusively resolved by arbitration in accordance with the rules of the Netherlands Arbitration Institute. The arbitral tribunal will be composed of three (3) arbitrators to be appointed in accordance with those rules. The place of arbitration will be Amsterdam, the Netherlands and the language will be English. The arbitrators must make their decision in accordance with the rules of law.

[SIGNATURES TO FOLLOW ON THE NEXT PAGE]

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THIS AGREEMENT HAS BEEN SIGNED ON THE DATE STATED AT THE BEGINNING OF THIS AGREEMENT BY:

/s/ Yuko Seimei
Monex Group, Inc.
By:	Yuko Seimei
Title:	Chief Executive Officer

PROJECT NORTHERN LIGHTS – SIGNATURE PAGE SALE AND PURCHASE AGREEMENT

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CONFIDENTIAL

/s/ Gary Simanson
Coincheck Group N.V.
By:	Gary Simanson
Title:	Executive Director, President and CEO

PROJECT NORTHERN LIGHTS – SIGNATURE PAGE SALE AND PURCHASE AGREEMENT

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/s/ Takashi Oyagi
1000745629 Ontario Inc.
By:	Takashi Oyagi
Title:	President

PROJECT NORTHERN LIGHTS – SIGNATURE PAGE SALE AND PURCHASE AGREEMENT

PROJECT NORTHERN LIGHTS

EXECUTION VERSION

CONFIDENTIAL

Schedule 1 Definitions and interpretation

1	Definitions

Capitalised terms used in this Agreement shall have the following meaning:

“3iQ Digital Holdings” means 3iQ Digital Holdings Inc., a company under the federal laws of Canada, with its registered address at 161 Bay Street Suite 2700, Toronto, Ontario, Canada M5J 2S1 and registered with Corporations Canada under number 1311733-2;

“Accounts” means the audited consolidated financial statements of the Group as at and for the twelve-month (12-month) period ending on 30 June 2025, including: (i) the balance sheet, (ii) the income statement, (iii) the cash flow statement, and (iv) any and all explanatory notes thereto, all as included in folder “2. Financials” of the Data Room;

“Accounts Date” means 30 June 2025;

“Affiliate” means the ultimate parent of a Party and any and all Persons with respect to which at the relevant time the ultimate parent of a Party, directly or indirectly, holds more than 50% (fifty percent) of the nominal value of the share capital or partnership interests issued, or more than 50% (fifty percent) of the voting power at general meetings, or has the power to appoint and to dismiss a majority of the directors or otherwise to direct the activities of that Person and includes, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person;

“Agreement” means this sale and purchase agreement including all Schedules;

“Audited Fund Statements” means, for a Fund, the audited financial statements of such Fund for its most recently completed fiscal year;

“Books and Records” means books and records of the Subsidiaries, including financial, corporate, operations and sales books, records, books of account, sales and purchase records, lists of suppliers and customers, formulae, business reports, plans and projections and all other documents, surveys, plans, files, records, assessments, correspondence, and other data and information, financial or otherwise, including all data, information and databases stored on computer-related or other electronic media;

“Business” has the meaning set out in Recital (B) of this Agreement;

“Business Day” means any day (other than a Saturday, Sunday or public holiday) on which banks are open for normal business (other than internet banking services only) in Amsterdam, the Netherlands, Tokyo, Japan, Toronto, Ontario, Canada and New York City, United States of America;

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“Business Warranties” means the warranties set out in Schedule 6 (Business Warranties and Tax Warranties), other than the Tax Warranties;

“BW” means Burgerlijk Wetboek (Dutch Civil Code);

“Company” has the meaning set out in the preamble of this Agreement;

“Company Business Warranties” means the warranties set out in Schedule 7 (Company Warranties), other than the Fundamental Company Warranties and the Tax Warranties;

“Company Warranties” has the meaning set out in Clause 9.3 (Company Warranties);

“Completion” means the performance of the actions set out in Clause 7.2 (Completion actions) and Schedule 4 (Completion actions);

“Completion Conditions” has the meaning set out in Clause 5.1.1;

“Completion Date” has the meaning set out in Clause 7.1 (Completion Date and place);

“Consideration” has the meaning set out in Clause 3.1 (Consideration);

“Continuous Disclosure Documents” means all information, other than the Offering Documents, concerning the business, operations or capital of an issuer that a reporting issuer files with a Canadian securities regulatory authority;

“Crypto Assets” means Bitcoin, Litecoin, Ether, crypto currency and anything commonly considered a crypto asset, digital or virtual currency, or digital or virtual tokens;

“Crypto Assets Interests” means, collectively:

(a)	all investments, interests and holdings in investment funds, vehicles or instruments that offer investors exposure to Crypto Assets or any underlying Crypto Assets held in custody by the Funds;

(b)	all shares, membership interests, partnership interests and other equity interests in any corporation, limited liability company, partnership or other entity, which buys or sells Crypto Assets or operates as a Crypto Asset exchange or trading platform; and

(c)	all other investments, interests and holdings, whether directly or indirectly, in any entities, funds, vehicles, instruments, asset or holdings that relate to Crypto Assets, or are directly or indirectly engaged in the development, operation, management, interaction, enablement, utilization or connectivity to Blockchain technologies or services;

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“Data Room” means the virtual data room for the Transaction containing documents and information relating to the Group, the contents of which are enclosed as Schedule 11 (Data Room USB);

“Disclosed” means the disclosure of facts, matters, circumstances or other information which have been included or provided in the Disclosed Information in such a manner (including, in respect of the Data Room, in such folder of the Data Room as can reasonably be expected – i.e. the folder relating to the subject matter of the disclosure) and with sufficient detail that a normally prudent and diligent individual who is knowledgeable in the relevant field reviewing the relevant information should reasonably be able to make an informed assessment (without performing additional inquiries) of the nature, impact and scope of the matter concerned, it being understood that where reference is made in such disclosure to a document or part of a document, but such document or part thereof was not provided in or with the disclosure, such document or part thereof will be deemed not to have been disclosed, and “Disclose” and “Disclosure” shall have corresponding meanings;

“Disclosed Information” means the information Disclosed in:

(a)	this Agreement;

(b)	the Disclosure Schedules relating to this Agreement; and

(c)	the Data Room.

“Disclosure Update” has the meaning set out in Clause 9.7 (Update of Disclosure and Disclosed Information);

“Disclosure Schedules” means the disclosure schedules relating to this Agreement as Disclosed in the Data Room and as updated from time to time in accordance with this Agreement by means of the Disclosure Updates;

“Employees” means all those persons employed by the Group at Signing or at Completion, as the context may require;

“Encumbrance” means any claim, title defect (titel gebrek) charge, pledge, mortgage, lien, option or right of purchase, power of sale, hypothecation, usufruct, right of way, right of superficies, reservation of ownership, retention of title, servitude, qualitative obligation (kwalitatieve verplichting), automatic transfer provision (kettingbeding), right of pre-emption, right of first refusal or other transfer restriction, restriction of voting right, personal right of enjoyment or use, attachment, or any other security right, joint and several liability, right of recourse or other third party rights or security interest of any kind or an agreement, arrangement or other obligation to create any of the foregoing;

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“Event” means any transaction, event, act, circumstance, fact or omission (or any transaction, event, act, circumstance, fact or omission deemed to occur for Tax purposes);

“Fundamental Warranties” has the meaning set out in Clause 9.1 (Fundamental Warranties);

“Fundamental Company Warranties” means the Company Warranties set out in Paragraph 1 until 4, Paragraph 7, and Paragraph 11 until 13 of Schedule 7 (Company Warranties);

“Governmental Authority” means any legislative, executive, regulatory or judicial authority in any jurisdiction, in each case to the extent such authority has jurisdiction in respect of the relevant matter;

“Governmental Authorizations” means authorizations, approvals, including Orders, franchises, certificates, consents, directives, notices, variances, agreements, instructions, registrations, licences or permits or other rights issued to or required by any of the Subsidiaries by or from any Governmental Authority;

“Governmental Order” means any final and non-appealable order, writ, judgement, injunction, decree, declaration, stipulation, determination or award issued by or entered into with any Governmental Authority;

“Group” has the meaning set out in Recital (B) of this Agreement;

“Group Companies” and “Group Company” have the meaning set out in Recital (B) of this Agreement;

“Guarantee” means any guarantee, indemnity, surety, letter of comfort, or other assurance, security, obligation to contribute (bijdrageplicht), or undertaking, given by a Person to secure or support the obligations (actual or contingent) of any other Person, whether given directly, by way of counter-indemnity, or otherwise;

“Issue Price” has the meaning set out in Clause 4.1.1;

“Joinder” means a unilateral joinder statement from a Minority Shareholder pursuant to which the Minority Shareholder agrees to be bound by this Agreement and to sell to the Purchaser its Minority Shares under the terms and conditions of this Agreement;

“Knowledge of the Seller” or any similar expression means, with respect to any fact or matter: (i) with respect to the representations and warranties of the Seller as given at the Signing Date, the actual knowledge of Takashi Oyagi (without personal liability), and (ii) with respect to the representations and warranties of the Seller as given at the Completion Date, the actual knowledge of Takashi Oyagi (without personal liability) after reasonable inquiry with the personnel of the Subsidiaries who would reasonably be expected by the Seller to have knowledge of the relevant subject matter.

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“Law” means any applicable statute, law, ordinance, decree, judgment, order, rule, guidelines or regulation of any Governmental Authority;

“Losses” means any amount of loss (schade) incurred or suffered as meant in art. 6:95 et seq. of the Dutch Civil Code;

“Majority Shares” has the meaning set out in Recital (B) of this Agreement;

“Material Adverse Effect” means a fact, circumstance, occurrence, change, event or development (any such item, an “Effect”), that, individually or in the aggregate with all other Effects, (x) has had or would reasonably be expected to have a material adverse effect on the Business, assets, rights, properties, the results of operations or condition (financial or otherwise) of the Group Companies, taken as a whole, or (y) prohibits, prevents, materially delays or materially impairs the ability of the Seller or the Company to consummate the Transaction; provided, however, that Material Adverse Effect shall not include any change, event or development resulting from, relating to or arising out of: (a) general business or economic conditions, including changes in (i) financial or credit market conditions anywhere in the world, (ii) interest rates or currency exchange rates or (iii) rates of taxes or tariffs; (b) conditions generally affecting any of the industries in which any of the Group Companies operate; (c) acts of God or other calamities, natural disasters, earthquakes, hurricanes, floods, tornadoes, typhoons, storms, adverse weather conditions, fires, epidemics, disease outbreak or pandemics, public health emergencies, widespread occurrences of infectious diseases or other acts of nature, calamities or any other extraordinary or unusual event that is outside of the control of the Company, the Seller or any of their respective Affiliates, national or international political or social actions or conditions, including the outcome of any election or the engagement by any country or foreign organization in hostilities (or the escalation or continuation thereof), whether commenced before or after the date hereof, and whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack; (d) changes after the date hereof in Law or in accounting principles used by the Group Companies or the authoritative interpretations thereof; (e) failure of the Group Companies, in and of itself, to meet sales, earnings, budgets, plans, forecasts or other financial or non-financial projections or estimates (provided, any Effect underlying such failure may be taken into account in determining whether a Material Adverse Effect has occurred if not otherwise excluded under the other subclauses of this definition); (f) any actions taken, or failures to take action, in each case, at the written request or with the written consent of the Purchaser; (g) the execution, announcement, performance or pendency of, or the taking of any action contemplated by, or other third party awareness of, this Agreement or any ancillary transaction documents or transactions contemplated hereby or thereby or the identity of the Purchaser, including the effects of the Transaction and the other transactions contemplated hereby on relationships with customers, suppliers, Governmental Authorities, employees, or other third-party relationships (provided that the exception in this clause (g) shall not apply to any representations and warranties to the extent that its purpose is to address the consequences resulting from the public announcement or pendency or consummation of the transactions contemplated by this Agreement and the ancillary transaction documents); (h) changes in the price or trading volume of any crypto currencies or assets (provided that the underlying cause of any such change, event, effect or occurrence in the price or trading volume may be considered in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not excluded by another exception herein); except, in the case of clauses (a), (b), (c), (d) and (h), to the extent that such Effect has a disproportionate impact on the Group Companies, taken as a whole, as compared to other participants in the industry in which the Group Companies operates.

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CONFIDENTIAL

“Minority Shareholders” has the meaning set out in the preamble of this Agreement;

“Minority Shares” has the meaning set out Recital (C) of this Agreement;

“Minority Shares Transfer” has the meaning set out in Clause 6.3 (Minority Shareholders);

“Notice” means the notices sent in accordance with Clause 16.10 (Notices);

“Offering Documents” means collectively, the prospectus or other document as issued by the Fund which contains the investments and distribution policy, unit structure(s) and all other information in respect of the distribution of securities, as required by the applicable securities Law;

“Party” has the meaning set out in the preamble of this Agreement;

“Person” means any individual, company or corporation, entity, limited liability company, partnership, joint venture, association, joint stock company, foundation, trust or other legal entity or unincorporated organisation, including any Governmental Authority;

“Post-Signing Diligence” has the meaning set out in Clause 5.1.1(c);

“Purchaser” has the meaning set out in the preamble of this Agreement;

“Purchaser’s Group” means the Purchaser and its subsidiaries from time to time, including, after Completion, the Group;

“Purchaser Warranties” has the meaning set out in Clause 11.1 (Purchaser’s Warranties);

“Registration Statement” has the meaning set out in Clause 4.2.1;

“Regulatory Condition” has the meaning set out in Clause 5.1.1(a);

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CONFIDENTIAL

“Regulatory Filing” has the meaning set out in Clause 5.1.1(a);

“Relevant Indemnified Party” has the meaning set out in Clause 10.15 (Third-party claims);

“Relief” means any relief, allowance, amortisation, depreciation, credit, deduction, exemption, carry forward tax loss, set-off or other relief of a similar nature granted or available in relation to Tax and any repayment or right to repayment of Tax;

“Roll-over” has the meaning set out in Recital (F) of this Agreement;

“Roll-over Receivable” has the meaning set out in Clause 3.2 (Payment of the Consideration);

“Roll-over Shares” has the meaning set out in Clause 4.1.1;

“RSU Plan” means the Restricted Share Unit Plan of 3iQ Digital Holdings Inc. dated July 17, 2024;

“RSU” means any restricted share unit that was granted under the RSU Plan;

“SEC” has the meaning set out in Clause 4.2.1;

“Sanctions Laws and Export Control Laws” means all applicable Laws governing transactions in controlled goods or technologies or dealings with countries, entities, organizations, or individuals subject to economic sanctions and similar measures, including the Special Economic Measures Act (Canada), the United Nations Act (Canada), the Freezing Assets of Corrupt Foreign Officials Act (Canada), the Criminal Code (Canada), the Foreign Extraterritorial Measures Act (Canada), the Export and Import Permits Act (Canada), the Defence Production Act (Canada), the Justice for Victims of Corrupt Foreign Officials Act and the Customs Act (Canada), as well as any sanctions or export controls administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce, and Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, the Trading with the Enemy Act (50 U.S.C. §4301-4341), the International Emergency Economic Powers Act (50 U.S.C. §§1701-1707), and all other applicable economic sanctions, antiterrorism, customs and export and technology transfer control Laws, including any Orders issued under the foregoing, and similar applicable economic sanctions, anti-terrorism, customs and export and technology transfer control Laws of other jurisdictions;

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CONFIDENTIAL

“Seller” has the meaning set out in the preamble to this Agreement;

“Seller’s Group” means the Seller and its Affiliates, from time to time, excluding (i) for the purpose of this Agreement, the Purchaser’s Group and (ii), after Completion, the Group;

“Seller’s Warranties” means the Fundamental Warranties, the Business Warranties, the Tax Warranties and the Company Warranties;

“Selling Parties” has the meaning set out in the preamble of this Agreement;

“Securities Act” has the meaning set out in Clause 9.1.2;

“Shares” has the meaning set out in Recital (A) of this Agreement;

“Signing” means the signing by the Parties of this Agreement;

“Signing Date” means the day on which the last Party has signed this Agreement;

“Subsidiaries” means the Group Companies, excluding the Company;

“Tax”, “Taxes” or “Taxation” means all forms of taxation imposed by or payable to any Tax Authority whether direct or indirect and whether levied by reference to (employment) income, profits, gains, net wealth, asset values, turnover, added value, sales, energy, crypto-assets, imposts or other reference and statutory, governmental, state, provincial, local governmental or municipal impositions, duties, customs, contributions, rates, charges, imposts and levies (including without limitation social security contributions and any other payroll taxes and employer levies), and any repayment of unlawful state aid in relation thereto, whenever and wherever imposed, payable, collected or assessed (and whether imposed by way of a withholding or deduction or otherwise and whether by way of a primary or secondary liability), and in respect of any Person as well as all fines, costs, expenses, interest and penalties relating to any of the foregoing;

“Tax Act” means the Income Tax Act (Canada).

“Tax Audit” means any audit, investigation, visit, inspection, assessment, discovery, access order, or other proceedings from any Tax Authority with respect to any Tax matter of the Group;

“Tax Authority” means any Governmental Authority in or outside the Netherlands authorised to impose or collect any Tax;

“Tax Benefit” means:

(a)	any Tax refund actually received by the Group; or

(b)	any cash reduction of Tax which would otherwise be payable by the Group,

in each case only to the extent received or realized, or expected to be realized, on or before 31 December 2027;

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“Tax Claim” means any claim under the Tax covenant as set out in Clause 13 (Tax covenant) or in respect of a breach of a Tax Warranty;

“Tax Deduction” means any deduction or withholding for or on account of Tax;

“Tax Liability” means a liability of the Group to make or suffer an actual or increased payment of Tax, including a deemed payment by way of a set off against a current Tax receivable or otherwise available Relief;

“Tax Return” means any return, notice, declaration, election, report or information relating to Taxes, including any schedule, computation or attachments to, and any amendment of, any return, notice, declaration, report or information relating to Taxes;
“Tax Warranties” means the warranties set out in Paragraph 32 of Schedule 6 (Business Warranties and Tax Warranties) and the warranties set out in Paragraph 13 of Schedule 7 (Company Warranties);

“Third-Party Claim” has the meaning set out in Clause 10.15 (Third-party claims);

“Transaction” has the meaning set out in Recital (D) of this Agreement;

“US Dollar” and “USD” means the lawful currency of United States of America; and

“VAT” means within the European Union any Tax as may be levied in accordance with (but subject to derogations from) Directive 2006/112/EC and outside the European Union any Tax levied by reference to added value, sales or consumption.

2	References to persons

References to a person include any Person, whether or not having separate legal personality and wherever incorporated or registered.

3	Headings and references to Clauses, Schedules, Parts and Paragraphs

3.1	Headings have been inserted for convenience of reference only and do not affect the interpretation of any of the provisions of this Agreement.

3.2	A reference in this Agreement to:

(a)	a Clause or Recital is to the relevant clause or recital of this Agreement;

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(b)	a Schedule is to the relevant schedule to this Agreement;

(c)	a Part is to the relevant part of the relevant Schedule; and

(d)	a Paragraph is to the relevant paragraph of the relevant Schedule.

4	Information

References to books, records or other information include books, records or other information stored in any form including paper, magnetic media, films, microfilms, electronic storage devices and any other data carriers.

5	Legal terms

In respect of any jurisdiction other than the Netherlands, a reference to any Dutch legal term is to be construed as a reference to the term or concept which most nearly corresponds to it in that jurisdiction.

6	Other references

6.1	Whenever used in this Agreement, the words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation”.

6.2	Whenever used in this Agreement, the words “as of” will be deemed to include the day or moment in time specified thereafter.

6.3	Whenever used in this Agreement, the term “third party” means any Person other than a Party and its respective Affiliates.

6.4	Any reference to “writing” or “written” means any method of reproducing words in a legible and non-transitory form, including email.

6.5	Any reference in this Agreement to any gender includes all genders, and words importing the singular include the plural and vice versa.

6.6	Any reference to a statute, statutory provision or any subsidiary legislation made under a statute is to such statute, provision or subsidiary legislation as amended or re-enacted from time to time and, in the case of a statute, includes any subsidiary legislation made under that statute from time to time.

7	No presumption against drafting Party

The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting that agreement or document.

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Schedule 4 Completion actions

At Completion, the Selling Parties (as applicable) and the Purchaser shall procure that the following actions are taken in the following sequence:

(a)	the Seller shall deliver to the Purchaser a duly executed written resolution of the directors of the Company granting approval for the completion of the transfer of the Shares and the transactions in connection therewith;

(b)	the Seller shall deliver to the Purchaser a duly executed written resolution of the directors of 3iQ Digital Holdings granting approval for the completion of the transfer of the Minority Shares and the transactions in connection therewith;

(c)	the Seller shall deliver to the Purchaser share certificates representing the Shares, free and clear of all Encumbrances, held by the Seller duly endorsed in blank for transfer, or accompanied by irrevocable security transfer powers of attorney duly executed in blank, in either case by the holders of record;

(d)	each Minority Shareholder shall deliver to the Purchaser share certificates, if any, representing the Minority Shares, free and clear of all Encumbrances, held by the Minority Shareholder duly endorsed in blank for transfer, or accompanied by irrevocable security transfer powers of attorney duly executed in blank, in either case by the holders of record;

(e)	the Purchaser shall issue the respective part of the Roll-over Shares to the respective Selling Parties as further set out in Schedule 12 (Roll-Over Shares); and

(f)	the Purchaser shall register each Selling Party as the holder of the respective Roll-over Shares in its shareholders’ register.

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Schedule 5 Fundamental Warranties

1	Incorporation, corporate power and registration

1.1	Each of the Subsidiaries is a corporation duly incorporated, validly existing and in good standing (if applicable) under the laws of its jurisdiction of incorporation and has all necessary corporate power, authority and capacity to own or lease its property and to carry on its business as presently conducted.

1.2	Neither the nature of any Subsidiary’s business nor the location or character of the assets owned or leased by any Subsidiary requires such Subsidiary, as applicable, to be registered, licensed or otherwise qualified as an extra-provincial or foreign corporation in any jurisdiction other than in jurisdictions where it is duly registered, licensed or otherwise qualified for such purpose.

2	Capitalization and Subsidiaries

2.1	Disclosure Schedule 5.2.1 sets forth the name, jurisdiction of formation or organization (as applicable) and authorized and issued share capital of the Subsidiaries and sets forth the name of each registered owner of equity securities of each Subsidiary and the number and class of equity securities owned by such Person. The Majority Shares together with the Minority Shares represent the entire share capital of the Company. The Company is the sole legal and beneficial owner of the Majority Shares.

2.2	Disclosure Schedule 5.2.2 contains a true and complete list of all outstanding RSUs immediately prior to giving effect to the Transaction, the name of the holder of each RSU, the number of shares issuable upon the vesting of each RSU and the vesting schedule for each RSU.

2.3	All outstanding equity securities of each Subsidiary (except to the extent such concepts are not applicable under the applicable Law of such Subsidiary’s jurisdiction of formation or other applicable Law) have been duly authorized and validly issued and are fully paid and non-assessable, are free and clear of any pre-emptive rights, restrictions on transfer or Encumbrances (other than Permitted Encumbrances).

2.4	Except as set out in Disclosure Schedule 5.2.4, there are no outstanding or authorized (i) securities or obligations convertible into or exchangeable for, at any time, shares or other securities of any Subsidiary, (ii) options, warrants or other rights to purchase shares or other securities of any of the Subsidiaries, or (iii) repurchase or redemption rights in respect of the shares or other securities of any of the Subsidiaries.

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2.5	Except as set out in Disclosure Schedule 5.2.5, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of any securities of any Subsidiary.

3	Due Authorization and Enforceability of Obligations

3.1	Each of the Seller and the Company has all necessary corporate power, authority and capacity to enter into this Agreement and to carry out its obligations under this Agreement.

3.2	The execution and delivery of this Agreement and the consummation of the Transaction has been duly authorized by all necessary corporate action on the part of each of the Seller and the Company.

3.3	This Agreement constitutes, and each other agreement to be executed by the Seller and the Company in connection with Completion will constitute, a valid and binding obligation of each of the Seller and the Company enforceable against it in accordance with its terms.

4	Absence of Conflicts

4.1	Except for the requirement to satisfy the Regulatory Condition, none of the Company or any of the Subsidiaries is a party to, bound or affected by or subject to any (a) contract, (b) charter or by-law, or (c) Laws or governmental authorizations, that would be violated, breached by, or under which default would occur or an Encumbrance would, or with notice or the passage of time would, be created, or in respect of which the obligations of the Company or any of the Subsidiaries will increase or the rights or entitlements of the Company or any of the Subsidiaries will decrease or any obligation on the part of the Company or any of the Subsidiaries to give notice to any Governmental Authority will arise, as a result of the execution and delivery of, or the performance of obligations under, this Agreement or any other agreement to be entered into under the terms of this Agreement.

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Schedule 6 Business Warranties and Tax Warranties

1	Regulatory Approvals

1.1	Other than the Regulatory Condition, no approval, order, consent of or filing with any Governmental Authority is required, on the part of any of the Subsidiaries, in connection with the execution, delivery and performance of this Agreement or any other documents and agreements to be delivered under this Agreement or the performance of the Seller’s or the Company’s obligations under this Agreement or any other documents and agreements to be delivered under this Agreement.

1.2	Except as set out in Disclosure Schedule 6.1.2, there is no requirement under applicable Law for any Fund to make any filing with, give any notice to or to obtain any authorizations, certificate, registration, consent or approval of, any Governmental Authority as a condition to the lawful consummation of the Transaction.

1.3	None of the Subsidiaries is engaged in any of the activities described in section 14.1(5) of the Investment Canada Act (Canada).

2	Funds and Registrant activities

2.1	All funds of the Subsidiaries are set out in Disclosure Schedule 6.2.1 (the “Funds” and each a “Fund”), and each Fund is, and has at all times since its creation been, a duly established trust created and validly existing under the laws of Ontario, in each case having all necessary power, authority and capacity to own property and assets and to implement its investment strategies in accordance with its investment objectives and restrictions.

2.2	Each Fund has made all material required filings and obtained all material registration, license or qualification in the relevant jurisdiction under applicable Laws notwithstanding the nature or the place of operations or the location or character of the property owned or leased by each Fund.

2.3	All outstanding trust units of each Fund have been duly created and validly issued in accordance with the declaration of trust or trust agreement which governs the applicable Fund (the “Fund Constating Documents”) and are outstanding as fully paid and non-assessable securities.

2.4	The Funds (i) have only declared or made distributions or paid dividends (as the case may be) as contemplated by their respective Fund Constating Documents, Offering Documents and Continuous Disclosure Documents; and (ii) have only carried on activities, or entered into contracts, commitments or transactions in the ordinary course of business and in accordance with the applicable Fund Constating Documents, Offering Documents and Continuous Disclosure Documents, in all material respects.

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2.5	Complete and accurate copies of the Fund Constating Documents of each of the Funds have been made available to the Purchaser and are in full force and effect and are not in the process of being amended. Each of the Funds has complied with and continues to comply with the provisions of its respective current Fund Constating Documents, including its particular fundamental investment objectives and investment strategies.

2.6	All resolutions of the security-holders of the Funds have been duly passed at meetings that were duly called and held, and the accounting system(s) for the Funds is complete and correct in all material respects.

3	Fund Contract, No Defaults

3.1	All custodian agreement, portfolio management agreements, sub-advisor agreements and such other material agreements with third parties required to engage in the Business with respect to the Funds are listed in Disclosure Schedule 6.3.1 (the “Fund Contracts”), and the Funds are not in material default or material breach of any Fund Contract and other than as a result of entering into the transactions contemplated by this Agreement, there exists no state of facts which, after notice or the passage of time, or both, would constitute such a material default or material breach and the Funds are each entitled to all of their rights and benefits thereunder.

3.2	There are no agreements, options or rights pursuant to which a Subsidiary, to the extent applicable, is or may become obligated to resign or has been required to resign as investment fund manager of any of the Funds or appoint any successor.

4	Offering Documents

4.1	Each Offering Document of a Fund constitutes or constituted, as the case may be, as at its respective date, full, true and plain disclosure of all material facts relating to the Fund and no Offering Document contained, at the time securities of such Fund were sold to any person under such Offering Document, any misrepresentation (as such term is defined in the Securities Act (Ontario)). Each Offering Document of a Fund complies with applicable Laws and complete and correct copies of the Offering Document for each Fund are available on SEDAR+.

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5	Continuous Disclosure Documents

5.1	The Continuous Disclosure Documents of the Funds contain no misrepresentations, as such term is defined in the Securities Act (Ontario). Such Continuous Disclosure Documents comply in all material respects with applicable Laws. Complete and correct copies of the Continuous Disclosure Documents for each Fund and the Fund Contracts are available on SEDAR+ and material change reports in respect of all material changes (as defined under applicable Laws) occurring to the Funds that are reporting issuers since the date of the most recent Continuous Disclosure Documents have been filed in accordance with applicable Laws.

6	Trading Price

6.1	In the last three (3) years prior to the Signing Date and in respect of any calculation currently in progress, each calculation of the net asset value per security of each Fund has been made in accordance with the requirements of NI 81-106 except to the extent valid exemptions from those requirements were provided by the Securities Regulators or obtained in respect of a particular Fund. Each calculation of a redemption price per Fund security based on trading prices or otherwise than net asset value has been duly and properly calculated in all material respects and all redemption amounts owing to Fund securityholders who redeemed Fund securities that were due to be paid prior to the Signing Date were duly paid, in each case in accordance with the Fund’s respective Fund Constating Documents and consistent with the disclosure thereof made in the respective Offering Document and Continuous Disclosure Documents.

7	Dealer Fees

7.1	All material service fees or trailing commissions payable to any dealer in respect of securities of a Fund held by clients of such dealer that were due to be paid have been duly paid to the dealer entitled to receive the same.

8	Sales Practices and Compensation Arrangements

8.1	All sales practices and compensation arrangements in connection with the distribution of the securities of the Funds and other funds distributed by any of the Subsidiaries have been conducted by the Subsidiaries and its representatives, in all material respects, in accordance with the requirements of NI 81-105.

9	Fund Permitted Encumbrances

9.1	Except where the custodian or sub-custodian of a Fund is the legal owner of portfolio securities or Crypto Assets Interests, as applicable, each Fund is the legal and beneficial owner of the portfolio securities or Crypto Assets Interest held by it and has good and marketable title thereto, in each case, free of all Encumbrances except for any Permitted Encumbrances, Encumbrances granted in the Ordinary Course and to counterparties of the Fund pursuant to transactions described in Offering Documents or Continuous Disclosure Documents.

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9.2	Each Fund has the exclusive right to possess and dispose of the portfolio securities or Crypto Assets Interests, as applicable, held by it, and the investments of each Fund and their respective investment and borrowing practices comply with applicable Laws, the Offering Documents, the Continuous Disclosure Documents and the Fund Constating Documents of each Fund, respectively.

10	Financial Statements

10.1	The Accounts have been prepared in accordance with IFRS applied on a basis consistent with that of the preceding period and present fairly:

(a)	all of the assets, liabilities and financial position of the Subsidiaries on a consolidated basis as at the Accounts Date; and

(b)	the sales, earnings, results of operation and changes in financial position of the Subsidiaries on a consolidated basis for the twelve (12) month period ended on the Accounts Date.

11	Audited Fund Statements

11.1	Except as otherwise disclosed in the Continuous Disclosure Documents:

(a)	the Audited Fund Statements for each Fund were prepared in accordance with IFRS consistently applied and the requirements of NI 81-106;

(b)	the Audited Fund Statements fairly presented in all material respects the financial condition of each Fund as at their respective dates or for the periods they cover; and

(c)	there has been no material change in the accounting policies of any Fund since the date of such Audited Fund Statements except as set forth therein.

12	Reserves and Accruals

12.1	The reserves and accrued liabilities disclosed on or reflected in the Accounts and the books and records are recorded in amounts equal to the liabilities in respect of which they have been established.

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13	Management Recommendation Letters

13.1	The Purchaser has been provided with copies of all management recommendation letters received by any of the Subsidiaries or their boards of directors from the auditor or any previous auditor of any of the Subsidiaries, during the last three (3) years.

14	Bank Accounts

14.1	Disclosure Schedule 6.14.1 sets forth a complete list of all financial institutions in which the Company or any of the Subsidiaries maintains any depository account, trust account or safety deposit box and the names of all Persons authorized to draw on or who have access to such accounts or safety deposit boxes.

15	Liabilities and Litigation

15.1	Except as set out in Disclosure Schedule 6.15.1, none of the Subsidiaries has given or agreed to give, or is a party to or bound by, any guarantee, surety or indemnity in respect of indebtedness, or other obligations, of any Person, or any other commitment by which any Subsidiary is, or is contingently, responsible for such indebtedness or other obligations.

15.2	None of the Subsidiaries have incurred any liabilities or obligations (whether accrued, absolute, contingent or otherwise), including under guarantees or indemnity agreements, which continue to be outstanding, except: (a) as disclosed in the Accounts; (b) as Disclosed in Disclosure Schedule 6.15.2; (c) as incurred in the ordinary course of business and which do not have a material adverse effect; or (d) in respect of any registered pension plan, the obligation to make special payments to liquidate any solvency deficiency or any unfunded liability in accordance with actuarial reports disclosed to the Purchaser.

15.3	Since the Accounts Date, except as specifically contemplated by this Agreement:

(a)	there has not been any change in the financial condition, operations or prospects of the Subsidiaries other than changes in the ordinary course of business, none of which has a material adverse effect;

(b)	none of the Subsidiaries has transferred, assigned, sold or otherwise disposed of any of the assets shown or reflected in the Accounts or cancelled any debts or entitlements except, in each case, in the ordinary course of business;

(c)	the business of the Subsidiaries have been carried on in the ordinary course of business;

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(d)	there has not been any damage, destruction, loss, virus or denial of service attack, information technology failure, labour dispute, organizing drive, application for certification or other event, development or condition of any character (whether or not covered by insurance) which has had a material adverse effect;

(e)	none of the Subsidiaries has incurred or assumed any obligation or liability (fixed or contingent), except as Disclosed in Disclosure Schedule 6.15.3 and except unsecured current obligations and liabilities incurred in the ordinary course of business none of which has had a material adverse effect;

(f)	none of the Subsidiaries has discharged or satisfied any Encumbrance, or paid any obligation or liability (fixed or contingent) other than liabilities included in the Accounts and liabilities incurred since the Accounts Date in the ordinary course of business;

(g)	none of the Subsidiaries has suffered any unusual or extraordinary loss, waived or omitted to take any action in respect of any rights, or entered into any commitment or transaction not in the ordinary course of business where such loss, rights, commitment or transaction is or would be material in relation to the Subsidiaries;

(h)	none of the Subsidiaries has granted any bonuses, whether monetary or otherwise, or made any general wage or salary increases in respect of its Employees, or changed the terms of employment for any Employee or entered into a written contract with any Employee, other than as required pursuant to a written employment contract or annual wage or salary increases consistent with past practice;

(i)	none of the Subsidiaries has created any additional benefit plans or amended, terminated or modified any existing benefit plan;

(j)	none of the Subsidiaries has hired or dismissed any senior employees or hired or dismissed more than ten (10) employees;

(k)	none of the Subsidiaries has, directly or indirectly, engaged in any transaction, made any loan or entered into any arrangement with any officer, director, partner, shareholder, Employee (whether current or former or retired), consultant, independent contractor or agent of any of the Subsidiaries other than a written employment contract;

(l)	none of the Subsidiaries has changed the manner of billing of, or the credit lines made available to, any of its customers;

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(m)	none of the Subsidiaries, except for Permitted Encumbrances, has created or permitted to exist any Encumbrance affecting any of its assets or property;

(n)	none of the Subsidiaries, directly or indirectly, has declared or paid any dividends or declared or made any other payments or distributions on or in respect of any of its shares and has not, directly or indirectly, purchased or otherwise acquired any of its shares; and

(o)	none of the Subsidiaries has authorized, agreed or otherwise become committed to do any of the foregoing.

15.4	All the books, ledgers and accounting and other financial records, and litigation-related records, of the Subsidiaries required to be kept by Law or applicable accounting principles.

15.5	Except as Disclosed in Disclosure Schedule 6.15.5, there are no Claims, investigations or other proceedings, including appeals and applications for review, in progress, or pending or threatened against or relating to any of the Subsidiaries before any Governmental Authority, which, if determined adversely to any of the Subsidiaries, would:

(a)	have a material adverse effect;

(b)	enjoin, restrict or prohibit the transfer of all or any part of the Purchased Shares or the shares of 3iQ Digital Holdings held by the Company as contemplated by this Agreement; or

(c)	delay, restrict or prevent any of the Subsidiaries from fulfilling any of its obligations set out in this Agreement or arising from this Agreement, and the Seller has no knowledge of any existing basis on which any such action, suit, litigation or proceeding might be commenced with any reasonable likelihood of success.

15.6	There is no judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator outstanding against any of the Subsidiaries.

15.7	The Purchaser has been provided with copies of all of the audit response letters from all counsel to each of the Subsidiaries for the last three (3) years. None of the Subsidiaries has undergone during the last three (3) years, or is currently undergoing, any audit, review, inspection, investigation, survey or examination of records by a Governmental Authority relating to the business of any Subsidiary other than in the ordinary course of business.

15.8	There is (i) no material action, suit, application, claim, proceeding or investigation pending or, to the Knowledge of the Seller, threatened in writing against or involving any of the Funds, (ii) no event that has occurred which could reasonably be expected to give rise to any such action, suit, application, claim, proceeding or investigation, (iii) there is no material judgment, decree, injunction, rule or order of any court, Governmental Authority, commission, board, bureau, agency or arbitrator outstanding against any Fund, and (iv) to the Knowledge of the Seller, there is no regulatory review proceeding or field audit currently ongoing by or against any of the Funds that is material to the Business or such Fund.

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16	Assets

16.1	The Leased Real Property, Real Property Leases, Tangible Personal Property, Appurtenances, Accounts Receivable, Technology, Governmental Authorizations, and Improvements of the Company and the Subsidiaries are sufficient for the continued conduct of the Subsidiaries’ businesses immediately after Completion in substantially the same manner as conducted immediately prior to Completion.

16.2	Except with respect to Technology and Leased Real Property, each of the Subsidiaries is the sole legal and beneficial and (where its interests are registrable) the sole registered owner of all of its assets and interests in its assets, with good and valid title, free and clear of all Encumbrances other than Permitted Encumbrances. For certainty, except where the custodian or sub-custodian of a Fund is the legal owner of the Crypto Assets Interests, each Fund has full, complete and sole ownership and control of the Crypto Assets Interests.

16.3	The Tangible Personal Property is in good condition, repair and (where applicable) proper working order, having regard to its use and age and subject to normal wear and tear, and such assets have been properly and regularly maintained (to the Knowledge of the Seller, to the extent maintenance obligations are the responsibility of a third party).

16.4	All of the assets of the Subsidiaries are located on or at the Leased Real Property or the location of Employees who carry out their duties remotely.

16.5	The accounts receivable are good and collectible in the ordinary course of business at the aggregate recorded amounts, except to the extent of any reserves and allowances for doubtful accounts provided for such accounts receivable in the books and records, and are not subject to any defence, counterclaim or material set off.

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17	Compliance with Law

17.1	The Subsidiaries are, and have at all times been, in compliance with all Laws applicable to the Business or the Subsidiaries, including the terms and conditions applied to any registration under securities Laws. No event has occurred and no circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation or a failure to comply with any Laws applicable to the Business or the Subsidiaries, and none of the Subsidiaries has received any notice or other communication (whether written or oral) from any Governmental Authority regarding any actual, alleged, possible or potential violation of, or failure to comply with, any such Laws.

17.2	To the Knowledge of the Seller, all operations of the Subsidiaries have been and are in compliance with all environmental laws.

17.3	Each of the Subsidiaries’ (as applicable) existing security and coin storage policies and practices are outlined in Disclosure Schedule 6.17.3. The Subsidiaries and the conduct of their respective businesses, as applicable, is in compliance in all material respects with, and at all times have been in compliance in all material respects with, all such policies and practices.

17.4	None of the Subsidiaries has incurred any material breach or failure of its system of controls or supervision, including the loss of any amount of Crypto Assets.

17.5	The Subsidiaries have, as applicable, maintained for the three (3) year period prior to the Completion Date, and does maintain, not less than the minimum excess working capital required under NI 31-103.

17.6	3iQ Digital Assets (US) Inc. (“3iQ US”) is, and has at all times been, in compliance in all material respects with all US securities Laws applicable to 3iQ US. No event has occurred and no circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation or a failure to comply with any US securities Laws applicable to 3iQ US, and 3iQ US has not received any notice or other communication (whether written or oral) from any Governmental Authority regarding any actual, alleged, possible or potential violation of, or failure to comply with, any such US securities Laws.

17.7	None of the Subsidiaries has entered into any referral arrangement (within the meaning of such term in section 13.7 of NI 31-103) other than permitted referral arrangements that are and have been in compliance with part 13, division 3 of NI 31-103.

17.8	The Subsidiaries have taken commercially reasonable steps to identify, address, avoid and/or disclose material conflicts of interest between the applicable Subsidiary and a client and each individual acting on behalf the applicable Subsidiary and a client in accordance with the requirements of NI 31-103, as applicable.

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17.9	Each Fund (other than Funds listed in Disclosure Schedule 6.2.1 as a private fund) is a reporting issuer in each province and territory of Canada. No Fund is in default in any material respect of any requirement of the securities Laws of each province and territory of Canada.

17.10	Copies of any exemptive relief obtained under NI 31-103, NI 81-102, NI 81-105 or NI 81-106 or other applicable Law with respect to a Fund or a Subsidiary have been made available to the Purchaser, and, the Fund or the Subsidiary, as applicable, has complied in all material respects with the terms and conditions of any such exemptive relief.

17.11	Neither 3iQ Corp. (the “Fund Manager”) nor any Fund has received any material correspondence from any Governmental Authority, other than a Tax authority, involving any of the Funds within the past three (3) years other than in connection with the qualification of securities of a Fund pursuant to a prospectus or routine audits or enquiries.

17.12	The independent review committee (the “IRC”) for the Funds has been duly constituted, in all material respects, in accordance with the requirements of NI 81-107. All conflict of interest matters required under NI 81-107 to be referred to the IRC by the Fund Manager have been referred to the IRC for its recommendation or approval, as applicable, and, to the Knowledge of the Seller, the Fund Manager has not proceeded with any transaction or matter which the IRC did not provide the required recommendation or approval or where the IRC did not conclude would achieve a fair and reasonable result for the securityholders of such Fund. Copies of all current standing instructions issued by the IRC in respect of the Funds have been made available to the Purchaser.

17.13	The Fund Manager has managed the Funds pursuant to the Fund Contracts in compliance with all applicable Laws, except where failure to do so would not reasonably be expected to be material to the Funds, taken as a whole.

17.14	Each Fund is an “investment fund” within the meaning of securities Laws and is in compliance in all material respects with any exemption or other orders or rulings obtained from or made by relevant securities regulatory authorities. To the Knowledge of the Seller, the Fund Manager is, and its Affiliates have been, providing their respective services to the Funds in material compliance with all applicable Laws of each jurisdiction in which securities of the Funds were offered for sale.

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18	Governmental Authorizations

18.1	Disclosure Schedule 6.18.1 sets out a complete and accurate list of all Governmental Authorizations, true and complete copies of which have been delivered or made available to the Purchaser, and there are no other Governmental Authorizations necessary to carry on the Business as currently conducted or to own or lease any of the property or assets owned or used by the Company or the Subsidiaries as such property or assets are currently owned, leased or used. Each Governmental Authorization is valid, subsisting, in good standing and in full force and effect, and no event has occurred or to the Knowledge of the Seller, circumstance exists that (with or without notice or lapse of time) may constitute or result in a violation of such Governmental Authorization or give rise to an obligation on the part of the applicable Subsidiary to undertake or bear any cost. No proceedings are pending or, to the Knowledge of the Seller, threatened, which could result in the revocation or limitation of any Governmental Authorization, and all necessary steps have been taken and filings made on a timely basis with respect to each Governmental Authorization and its renewal.

19	Personal Information

19.1	The Subsidiaries are, and have at all times been, in compliance with Privacy Requirements and other obligations and commitments applicable to the Processing of Personal Information by the Subsidiaries in connection with the Business. All notices and consents required by Privacy Requirements have been given or obtained in accordance with all applicable Laws and are sufficient for the continued conduct of the Business immediately after Completion in substantially the same manner as conducted prior to Completion.

19.2	The Subsidiaries each maintain a publicly posted privacy policy, which accurately describes the collection, use, disclosure, storage and retention of Personal Information in connection with the Business in compliance with Privacy Requirements. True, and complete copies of all privacy policies have been provided to the Purchaser.

19.3	The Subsidiaries have each implemented and adhered to all technical, administrative, physical, and organizational measures appropriate to the sensitivity of the Personal Information Processed by the Subsidiaries as required to comply with applicable Privacy Requirements, including commercially reasonable corporate policies and procedures, training, auditing, vulnerability testing, monitoring, cyber security and data security, and business continuity and disaster recovery plans and procedures, and has arranged for back-up data processing services adequate to meet its data processing needs, and such measures protect and maintain the confidential nature of any Personal Information Processed by the Subsidiaries, and protect against a Breach of Security Safeguards. The Subsidiaries have commercially reasonable processes to ensure that Personal Information is not retained for longer than necessary in compliance with Privacy Requirements.

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19.4	Each of the Subsidiaries engage a third party to conduct regular penetration tests, data security assessments on, and external audits of the Information Technology (collectively, “Information Security Reviews”) and with respect to each such Information Security Review, the Subsidiaries have remediated all material deficiencies or vulnerabilities identified in such Information Security Reviews. The Subsidiaries have made available to the Purchaser true and accurate copies of all Information Security Reviews.

19.5	The Subsidiaries have not (i) to the Knowledge of the Seller, had any Breaches of Security Safeguards; or (ii) notified any Person or Governmental Authority of any Breach of Security Safeguards.

19.6	There have been no Claims, Orders, notices, proceedings, complaints, or to the Knowledge of the Seller investigations by any Governmental Authority (including investigations and Orders issued by any privacy regulator) relating to the Subsidiaries’ compliance with Privacy Requirements, the Processing of Personal Information by or on behalf of the Subsidiaries, a Breach of Security Safeguards, compliance with Anti-Spam Laws, or the privacy policies or practices of the Subsidiaries, and to the Knowledge of the Seller, there are no facts upon which such a Claim, proceeding, investigation or notice could be based.

19.7	The Subsidiaries have each obtained written agreements from all service providers, including Affiliates, with or to whom the Subsidiaries have transferred or disclosed Personal Information that (i) satisfy the requirements under Privacy Requirements, and (ii) bind the service providers, including affiliates, to at least the same restrictions and conditions that apply to the Subsidiaries with respect to the Processing of such Personal Information. The Subsidiaries are not aware of any non-compliance with applicable Privacy Requirements by service providers, including Affiliates, that Process Personal Information or send commercial electronic messages on behalf of the Subsidiaries in connection with the Business, nor to the Knowledge of the Seller, are the Subsidiaries aware of any non-compliance by such service providers, including Affiliates, with their contractual obligations to the Subsidiaries in connection with the Business.

19.8	The Subsidiaries have lawful authority for sending commercial electronic messages, installing computer programs or altering transmission data in compliance with Privacy Requirements, and, the Subsidiaries have and have retained accurate and complete information and records upon which to ground such lawful authority.

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20	Third Party Consents

20.1	Disclosure Schedule 6.20.1 sets out a complete and accurate list of all notifications required to be given and waivers, approvals and consents, other than the Regulatory Filings, required to be obtained by the Subsidiaries in connection with the execution, delivery and performance of this Agreement or any other documents and agreements to be delivered under this Agreement.

21	Contracts and Related Matters

21.1	Disclosure Schedule 6.21.1 sets out a complete list of all Material Contracts in effect on the date of this Agreement.

21.2	Except as Disclosed in Disclosure Schedule 6.21.2:

(a)	each Material Contract is in full force and effect, unamended;

(b)	each Material Contract is a legal, valid and binding obligation of the Company or Subsidiary, as the case may be, and to the Knowledge of the Seller, each other party to such Material Contract;

(c)	each Material Contract is enforceable against the applicable Subsidiary and, to the Knowledge of the Seller, each other party to such Material Contract in accordance with its terms, subject, in each case, to bankruptcy, insolvency, reorganization or other Laws affecting the enforcement of the rights of creditors;

(d)	the applicable Subsidiary has performed, in all material respects, all obligations required to be performed by it and is not, and to the Knowledge of the Seller no other Person is, in default under or in breach of any Material Contract; and

(e)	no event has occurred which is, or with the passage of time or the giving of notice or both would result in, a default, breach or event of non-compliance under any Material Contract by the applicable Subsidiary or, to the Knowledge of the Seller, any other party to such Material Contract.

21.3	True and complete copies of the Material Contracts have been delivered or made available to the Purchaser, and there are no ongoing negotiations with respect to the renewal, repudiation or amendment of any such Material Contracts.

21.4	Other than as Disclosed in Disclosure Schedule 6.21.4, no director or officer, former director or officer, shareholder or Employee of, or any other Person not dealing at arm’s length with any Subsidiary is engaged in any transaction or arrangement with or is a party to a Contract with, or has any indebtedness, liability or obligation to, any of the Subsidiaries except for employment arrangements with Employees.

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21.5	None of the Subsidiaries is a party to a strategic alliance or co-operative agreement or is a partner, beneficiary, trustee, co-tenant, joint-venturer or otherwise a participant in any partnership, trust, joint venture, co-tenancy or similar jointly owned business undertaking and none of the Subsidiaries has significant investment interests in any business owned or controlled by any third party.

21.6	The Purchaser has been provided with a comprehensive listing of each supplier of goods and services to, and each customer of, the Subsidiaries to whom the Subsidiaries paid or billed in excess of C$50,000 in the aggregate during the 12 month period ending on the Accounts Date, together with, in each case, the amount so billed or paid. Since the Accounts Date, there has been no termination or material modification or change in the business relationship with any such supplier or customer. To the Knowledge of the Seller, no such supplier or customer has any intention to change its relationship or the terms upon which it conducts business with any of the Subsidiaries as a result of the transfer of the Purchased Shares as contemplated in this Agreement.

22	Restrictive Covenants

22.1	None of the Subsidiaries is a party to or bound or affected by any Contract:

(a)	limiting the freedom of any of the Subsidiaries to compete in any line of business or any geographic area, acquire goods or services from any supplier, establish the prices at which it may sell any goods or services, sell goods or services to any customer or potential customer, or transfer or move any of its assets or operations; or

(b)	which may reasonably be expected to have a material adverse effect.

23	Insurance

23.1	Each of the Subsidiaries maintains such policies of insurance, issued by responsible insurers, as are appropriate to its operations, property and assets, in such amounts and against such risks as are to the Knowledge of the Seller customarily carried and insured against by owners of comparable businesses, properties and assets.

23.2	All such policies of insurance are in full force and effect and none of the Subsidiaries is in default, as to the payment of premiums or otherwise, under the terms of any such policy.

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23.3	Disclosure Schedule 6.23.3 sets forth:

(a)	a complete list of all policies of insurance which any of the Subsidiaries maintain setting forth the name of the insurer, the risk insured against, the amount of coverage and the amount of any deductible and a summary of all claims under each such policy for the past three (3) years;

(b)	details of any self-insurance arrangements by or affecting the Subsidiaries, including any reserves established thereunder; and

(c)	details of any insurance coverage provided to third parties and details of the policies under which such coverage is provided.

24	Powers of Attorney

24.1	There are no outstanding power of attorney granted by any of the Subsidiaries.

25	Corporate Records

25.1	All material Books and Records have been delivered or made available to the Purchaser. Such Books and Records fairly and correctly set out and disclose in all material respects the financial position of the Subsidiaries and all material financial transactions relating to each of their businesses has been accurately recorded in such Books and Records. Books and Records stored on computer-related or other electronic media are appropriately organized and indexed and no data conversions, translations or technology upgrades are required before such data can be accessed, read, searched and used by the Subsidiaries’ current Information Technology.

25.2	The Articles and by-laws for each of the Subsidiaries, including any and all amendments, have been made available to the Purchaser and such Articles and by-laws as so amended are in full force and effect and no amendments are being made to them other than as required by this Agreement.

25.3	The corporate records and minute books for each of the Subsidiaries (or copies thereof) have been made available to the Purchaser. The minute books include complete and accurate minutes of all meetings of the directors or shareholders for each of the Subsidiaries, as applicable, held to date or resolutions passed by the directors or shareholders on consent, since the date of its incorporation. The share certificate book, register of shareholders, register of transfers and register of directors for each of the Subsidiaries, are complete and accurate.

26	Intellectual Property

26.1	Disclosure Schedule 6.26.1 sets forth a complete list and a brief description of all Intellectual Property which has been registered, or for which applications for registration have been filed, by or on behalf of any of the Subsidiaries in any jurisdiction.

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26.2	Disclosure Schedule 6.26.2 sets forth a complete list and brief description of all Contracts and Encumbrances relating to any of the Technology other than contracts relating to off-the-shelf software. Such Contracts and contracts relating to off-the-shelf software are in full force and effect and no default exists on the part of any of the Subsidiaries or, to the Knowledge of the Seller, on the part of the other parties thereto.

26.3	Disclosure Schedule 6.26.3 sets forth a complete list and brief description of the Technology of which any of the Subsidiaries is not the sole beneficial and registered owner other than off-the-shelf software. Each of the Subsidiaries is using or holding the Technology of which it is not the sole beneficial and registered owner with the consent of or a licence from the owner of such Technology, all of which such consents or licences are in full force and effect and no default exists on the part of any of the Subsidiaries or, to the Knowledge of the Seller, on the part of any of the parties thereto.

26.4	Except as Disclosed in Disclosure Schedule 6.26.4:

(a)	all of the Intellectual Property is in full force and effect and has not been used or enforced or failed to be used or enforced in a manner that would result in its abandonment, cancellation or unenforceability; and

(b)	all Intellectual Property consisting of issued registrations, or in the case of inventions, issued patents, is valid and enforceable.

(c)	Except as Disclosed: (i) there are no Claims by any of the Subsidiaries relating to breaches, violations, infringements or interferences with any of the Technology by any other Person and the Seller does not have any Knowledge of any facts upon which such a Claim could be based; and (ii) to the Knowledge of the Seller, no other Person is using any of the Technology so as to breach, violate, infringe or interfere with the rights of any of the Subsidiaries.

26.5	There are no Claims in progress or pending or, to the Knowledge of the Seller, threatened against any of the Subsidiaries relating to the Technology and to the Knowledge of the Seller, there is no valid basis for any such Claim; and the carrying on of each Subsidiary’s business and the use, possession, reproduction, distribution, sale, licensing, sublicensing or other dealings involving any of the Technology does not breach, violate, infringe or interfere with any rights of any other Person.

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26.6	The Information Technology:

(a)	is suitable for the purposes for which it is being used and is proposed to be used based on the plans and forecasts of the Subsidiaries including their forecasted growth;

(b)	is sufficient to carry on the Business as presently conducted and no other computer hardware, software, system or other information technology is needed in order to carry on the business of each Subsidiary;

(c)	is free from known material defects or deficiencies;

(d)	does not require a material upgrade or replacement within the three month period after the Completion Date and none are planned; and

(e)	does not contain any disabling mechanisms or protection features which are designed to disrupt or prevent the use of the Information Technology, including computer viruses, time locks or any code, instruction or device that may be used without authority to access, modify, delete or damage any of the Information Technology.

26.7	The Technology does not include any Technology in respect of which any of the Subsidiary’s officers, employees or consultants have any rights. All current and former officers, employees and consultants have assigned in writing all of their rights in the Technology to the Subsidiaries and have waived in writing any moral rights that they may hold in any Intellectual Property consisting of copyrighted works.

27	Owned Real Property

27.1	The Subsidiaries do not own any real property.

28	Leased Real Property

28.1	Disclosure Schedule 6.28.1 sets forth a complete list of the Leased Real Property and the following details for each Leased Real Property: (i) municipal address, (ii) legal description, (iii) area of premises, (iv) a description of all relevant Real Property Leases including details of parties thereto and dates of documents, and (v) details of annual rent payable.

28.2	Except as Disclosed in Disclosure Schedule 6.28.2: (i) the Real Property Leases have not been altered or amended and are in full force and effect and (ii) there are no Contracts between the landlord and tenant, or sublandlord and subtenant, or other relevant parties relating to the use and occupation of the Leased Real Property, other than as contained in the Real Property Leases.

28.3	There are no outstanding defaults (or events which would constitute a default with the passage of time or giving of notice or both) under the Real Property Leases on the part of any of the Subsidiaries or, to the Knowledge of the Seller, on the part of any other party to such Real Property Leases.

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28.4	All interests held by any of the Subsidiaries as lessee or occupant under the Real Property Leases are free and clear of all Encumbrances other than Permitted Encumbrances.

28.5	None of the Subsidiaries has an option, right of first refusal or other right relating to the Leased Real Property, other than as set out in the Real Property Leases.

28.6	None of the Subsidiaries has waived, or omitted to take any action in respect of any material rights under any of the Real Property Leases.

29	Employees, independent contractors and pensions

29.1	Disclosure Schedule 6.29.1 sets forth a complete and accurate list of the Employees as of the date hereof, together with their:

(a)	titles,

(b)	length of service (including service with any predecessor);

(c)	compensation, including salaries or hourly rate of pay;

(d)	commissions, short-term and long-term incentives, and other entitlements (whether monetary or otherwise) forming part of employees’ compensation;

(e)	benefits and perquisites;

(f)	overtime eligibility and accruals;

(g)	vacation entitlement and total accrual; and

(h)	other compensation paid since the beginning of the most recently completed fiscal year or payable to each such Employee.

29.2	Except as Disclosed in Disclosure Schedule 6.29.2, there are no Employment Contracts which are not terminable on the giving of reasonable notice in accordance with applicable Law, nor are there any Employment Contracts or Benefit Plans providing for cash, other compensation, benefits or contingent rights that are triggered upon Completion.

29.3	Disclosure Schedule 6.29.3 lists Employees on inactive status, including lay-off, short-term disability leave, long-term disability leave, pregnancy and parental leave or other extended absences, or receiving benefits pursuant to workers’ compensation legislation, and specifies the last date of active employment, the reason for the absence (if known) and the expected date of return of each such Employee.

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29.4	The operations of the Subsidiaries have been and are being operated in compliance with all Laws relating to employees, including employment standards, occupational health and safety, workers’ compensation, human rights, labour relations, accessibility, privacy, and pay equity.

29.5	All Employees are legally eligible to work in the jurisdiction in which they work or are employed or retained and no Employee is providing services to the applicable Subsidiary pursuant to a work permit, visa or similar authorization.

29.6	Disclosure Schedule 6.29.6 each independent contractor that any of the Subsidiaries is currently contracted with as of the date hereof in connection with the Business, including the contractor’s rate of pay, fees payable to each contractor, their original start date and a description of services. Each Person providing or who has provided services as an independent contractor any of the Subsidiaries in the last two (2) years is or was a bona fide independent contractor for all purposes of applicable Law and all personnel involved in the Business have been properly classified for purposes of applicable Law. There are no past, current, pending or, to the Knowledge of the Seller, threatened Claims or investigations relating to the improper classification of Persons providing services to the Subsidiaries as independent contractors or any related matter and there are no facts that would give rise to a Claim against any Subsidiaries in connection with such classification of Employees or independent contractors.

29.7	Current and complete copies of all Employment Contracts or, where oral, written summaries of the terms thereof, have been delivered or made available to the Purchaser.

29.8	To the Knowledge of the Seller, no executive employed by any of the Subsidiaries has any plans to terminate his or her employment.

29.9	There are no Claims pending Claims nor, to the Knowledge of the Seller, threatened Claims pursuant to any Laws relating to the Employees or former employees, including pursuant to Laws regarding employment standards, human rights, labour relations, occupational health and safety, workers’ compensation, accessibility, privacy, pay equity or French language. To the Knowledge of the Seller, there are no facts or circumstances which have arisen and which might lead to a Claim against any Subsidiary under any such Laws.

29.10	Each Subsidiary is exempt from registering with and paying premiums to any workers’ compensation board in Canada. No amounts are owed pursuant to any workers’ compensation legislation in relation to any of the Subsidiaries.

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29.11	There are currently, and in the last three (3) years there has been, no (i) inspection reports, workplace audits or written equivalent, or (ii) orders or written equivalent, in each case, made under any occupational health and safety legislation by any Governmental Authority which relate to any of the Subsidiaries. There have been no fatal or critical accidents in the last three (3) years.

30	Collective Agreements

30.1	None of the Subsidiaries is a party to or bound by, either directly or indirectly, voluntarily or by operation of law, any Collective Agreement.

30.2	No Union has bargaining rights in respect of any of the Subsidiaries, any Employees or any Persons providing on site services in respect of any of the Subsidiaries.

30.3	There are no outstanding or, to the Knowledge of the Seller, threatened unfair labour practices, complaints or applications relating to any Union, including any proceedings which could result in certification of a Union as bargaining agent for any Employees or any Persons providing on site services in respect of any of the Subsidiaries, and there have not been any such proceedings within the last three (3) years.

30.4	There are no threatened or apparent Union organizing activities involving any of the Subsidiaries, any Employees or any Persons providing on site services in respect of any of the Subsidiaries.

31	Pension and Other Benefit Plans

31.1	Disclosure Schedule 6.31.1 sets forth a complete list of all benefit plans. None of the benefit plans is a multi-employer plan or a pension plan.

31.2	Current and complete copies of all benefit plans as amended to date or, where oral, written summaries of the terms thereof, have been delivered or made available to the Purchaser together with copies of all material documents relating to the benefit plans, including, as applicable (i) all funding agreements (including any trust agreements, insurance contracts and policies, or administration services agreements) in respect of each benefit plan, as amended to date; (ii) all material contracts related to each benefit plan; (iii) a copy of the current member booklet in respect of each benefit plan, and (iv) any material correspondence with a Governmental Authority within the last three (3) years in respect of any benefit plan.

31.3	None of the Subsidiaries has any formal plan and have made no promise or commitment to create any additional benefit plan or to improve or change the benefits provided under any benefit plan.

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31.4	Each benefit plan is, and has been, established, registered, amended, funded, administered and invested in compliance with the terms of such benefit plan (including the terms of any documents in respect of such benefit plan), and all Laws, as applicable. None of the Subsidiaries has received, in the last three (3) years, any written notice from any Person questioning or challenging such compliance, and the Seller has no Knowledge of any such notice beyond the last three (3) years.

31.5	There is no investigation by a Governmental Authority or claim (other than routine claims for payment of benefits) pending or, to the Knowledge of the Seller, threatened involving any benefit plan or their assets, and to the Knowledge of the Seller, no facts exist which could reasonably be expected to give rise to any such investigation or claim (other than routine claims for payment of benefits).

31.6	None of the benefit plans provide for benefit increases, payments or the acceleration of, or an increase in, securing or funding obligations that are contingent upon, or will be triggered by the entering into of this Agreement or the completion of the Transaction.

31.7	All employer and employee payments, contributions and premiums required to be remitted, paid to or in respect of each benefit plan and each statutory plan, prior to Completion, have been paid or remitted in a timely fashion in accordance with its terms and all Laws.

31.8	The applicable Subsidiary is the only participating employer under each benefit plan and no individuals are participating in (or are eligible to participate in) any of the benefit plans other than Employees or former employees of the applicable Subsidiary (and any spouses, dependants, survivors or beneficiaries of such persons).

31.9	All data necessary to administer each benefit plan is in the possession of the applicable Subsidiary or their agents and is in a form which is sufficient for the proper administration of the benefit plan in accordance with its terms and all Laws and such data is complete and correct.

31.10	None of the benefit plans, other than pension plans, provide benefits beyond retirement or other termination of service to Employees or former employees (or any spouses, dependents, survivors or beneficiaries of any such persons).

31.11	None of the benefit plans, or any insurance contract relating thereto, require or permit a retroactive increase in premiums or payments, or require additional premiums or payments on termination of the benefit plan or any insurance contract relating thereto.

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32	Tax matters

32.1	Each of the Subsidiaries has duly and timely made or prepared all Tax Returns required to be made or prepared by it, has duly and timely filed all Tax Returns required to be filed by it with the appropriate Governmental Authority and has duly, completely and correctly reported all material income and all other material amounts and information required to be reported thereon.

32.2	Each of the Subsidiaries has duly and timely paid all Taxes, including all instalments on account of Taxes for the current year, that are due and payable by it.

32.3	None of the Subsidiaries has requested, offered to enter into or entered into any agreement or other arrangement, or executed any waiver, providing for any extension of time within which (i) to file any Tax Return covering any Taxes for which any of the Subsidiaries is or may be liable, (ii) to file any elections, designations or similar filings relating to Taxes for which any of the Subsidiaries is or may be liable; (iii) any of the Subsidiaries is required to pay or remit any Taxes or amounts on account of Taxes; or (iv) any Governmental Authority may assess or collect Taxes for which any of the Subsidiaries is or may be liable.

32.4	There are no material proceedings, investigations, audits or Claims now pending or, to the Knowledge of the Seller, threatened against any of the Subsidiaries in respect of any Taxes and there are no matters under discussion, audit or appeal with any Governmental Authority relating to Taxes other than audits or discussions which are routine in nature and would not be expected to have a material adverse effect.

32.5	Each of the Subsidiaries has duly and timely withheld all Taxes and other amounts required by Law to be withheld by it (including Taxes and other amounts required to be withheld by it in respect of any amount paid or credited or deemed to be paid or credited by it to or for the account or benefit of any Person, including any Employees, officers or directors and any non-resident Person), and has duly and timely remitted to the appropriate Governmental Authority such Taxes and other amounts required by Law to be remitted by it.

32.6	Each of the Subsidiaries, as applicable, has duly and timely collected all amounts on account of any sales or transfer taxes, including goods and services, harmonized sales and provincial or territorial sales taxes, required by Law to be collected by it and has duly and timely remitted to the appropriate Governmental Authority any such amounts required by Law to be remitted by it.

32.7	Each of the Subsidiaries, as applicable, is duly registered as required under subdivision (d) of Division V of Part IX of the Excise Tax Act (Canada) with respect to the goods and services tax and harmonized sales tax and under any applicable provincial sales tax legislation.

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32.8	All income, sales (including goods and services, harmonized sales and provincial or territorial sales) and capital tax liabilities of each of the Subsidiaries have been assessed by the relevant Governmental Authorities and notices of assessment have been issued to each such entity by the relevant Governmental Authorities for all taxation years or periods ending prior to and including the taxation year or period ended on the Accounts Date.

32.9	None of sections 17, 78, 79, 79.1, 80, 80.01, 80.02, 80.03 or 80.04 of the Tax Act, or any equivalent provision of the Tax legislation of any province or any other jurisdiction, have applied or will apply to any of the Subsidiaries at any time up to and including the Completion Date.

32.10	None of the Subsidiaries has acquired property in circumstances which could subject it to a liability under section 160 of the Tax Act (taking into account all proposals to amend the Tax Act on the date hereof).

32.11	Each Subsidiary has complied in all material respect with the transfer pricing provisions of each applicable Law relating to Taxes, including the contemporaneous documents and disclosure requirements thereunder.

32.12	The only reserves under the Tax Act or any equivalent provincial or territorial statute to be claimed by any of the Subsidiaries for the taxation year ended immediately prior to the acquisition of control by the Purchaser are Disclosed in Disclosure Schedule 6.32.12.

32.13	The Purchaser has been provided with copies of all Tax Returns and all communications to or from any Governmental Authority relating to the Taxes of any of the Subsidiaries, to the extent relating to periods or events in respect of which any Governmental Authority may by Law assess or otherwise impose any such Tax on any of the Subsidiaries.

32.14	No jurisdiction in which a Subsidiary does not file a Tax Return has alleged that such Subsidiary is required to file such a Tax Return.

32.15	None of the Subsidiaries has had a permanent establishment in any country other than the country under the Laws of which it is organized.

32.16	None of the Subsidiaries have made an “excessive eligible dividend election” as defined in subsection 89(1) the Tax Act in respect of any dividend paid, or deemed by any provision of the Tax Act to have been paid, on any class of shares of its capital stock.

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32.17	None of the Subsidiaries, as applicable, has made a capital dividend election under subsection 83(2) of the Tax Act in an amount which exceeds the amount in its capital dividend account at the time of such election.

32.18	None of the Subsidiaries has participated in any transactions which are subject to the reporting requirements under section 237.3 or the notification requirements under proposed section 237.4 of the Tax Act.

32.19	None of the Subsidiaries has received any refund or credit for any Tax, nor received any governmental grant, subsidy or similar amount, in each case to which it is not fully entitled.

32.20	Nothing in this Paragraph 32 (Tax matters) or otherwise in this Agreement shall be construed as a representation or warranty with respect to (i) the amount, value or availability in any taxation year or fiscal period (or portion thereof) beginning on or after the Completion Date (a “Post-Closing Tax Year”) of any non-capital loss, capital loss, Tax credit, Tax basis, or other Tax asset or attribute of the Subsidiaries, or (ii) any Tax position that Purchaser or any of its Affiliates (including, after Completion, the Subsidiaries) may take in respect of any Post-Closing Tax Year.

32.21	Each Fund that is structured as a trust currently meets, and at all relevant times since its creation has met, the requirements set out in the Tax Act to qualify as a “mutual fund trust”, taking into account any election permitted to be made by the relevant Fund in connection with such status, including the election permitted by subsection 132(6.1) of the Tax Act.

32.22	For each Fund, all Tax Returns and tax information slips required to be filed with a taxing authority prior to the Completion Date have been prepared in accordance with the Tax Act or any other applicable taxation laws and all such tax information slips have been delivered to holders of securities thereof when required under and in accordance with the Tax Act and any other applicable taxation laws (other than failures to make such deliveries arising from the return of correspondence by the post office as undeliverable by any reason and any inadvertent or immaterial omission to make such deliveries provided that any and all such omissions could not result in the application of a material amount of penalties and interest). For each Fund, distributions and allocations (as the case may be) have been made in such amounts to holders of securities thereof such that there is no liability in respect of any Fund to pay material Taxes under the Tax Act or any other applicable taxation laws (including any tax under section 122 of the Tax Act) for any prior completed taxation year.

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32.23	There are no material actions, suits or other proceedings or investigations or claims in progress, pending or threatened in respect of any Fund in respect of any Taxes and, in particular, there are currently no material outstanding reassessments or written inquiries which have been issued or raised by any Governmental Authority relating to any such Taxes and there are no material outstanding issues which have been raised and communicated by any Governmental Authority regarding any Fund. No Governmental Authority has challenged, disputed or questioned any of the Funds in respect of Taxes or of any returns, filings or other reports filed under any statute providing for Taxes where such challenge, dispute or question would have a material adverse effect.

32.24	No Fund is negotiating any assessment or reassessment with any Governmental Authority. No agreement or waiver extending the period for assessment, reassessment or collection of any Taxes relating to any Fund has been entered into or granted by or on behalf of a Fund with a Governmental Authority. All material amounts required to be withheld or collected and remitted in respect of the Funds in respect of any Taxes have been withheld or collected and remitted to the appropriate Governmental Authority when due. Each Fund has charged, collected and remitted on a timely basis all material Taxes as required under applicable Laws on any sale, supply or delivery made by them.

32.25	None of the Funds is, or has at any time been, a “financial institution” as defined in subsection 142.2(1) of the Tax Act and none of the Funds that is structured as a trust is, or has at any time been, a “SIFT trust” as defined in section 122.1 of the Tax Act for purposes of the Tax Act. Each Fund has filed, in its first taxation year in which “Canadian securities” (as defined in the Tax Act) are disposed of, an election under section 39(4) of the Tax Act such that all of such Fund’s securities that are Canadian securities are deemed to be capital property of the Fund. None of the Funds has elected pursuant to subsection 132.11(1) of the Tax Act to have a taxation year-end of December 15.

32.26	There are no outstanding liabilities for Taxes payable, collectable or remittable by the Funds, except those arising in the ordinary course of business that are not yet payable, collectable or remittable, whether assessed or not, which would materially adversely affect the Fund Contracts or Fund assets or would result in the Purchaser or the Funds becoming liable or responsible therefor.

33	Regulatory Compliance

33.1	Except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect, none of the Subsidiaries, or, to the Knowledge of the Seller, any of their representatives or any other Persons, in each case to the extent acting for and on behalf of any of the Subsidiaries, is or has been, since October 1, 2018, (i) a Person named on any Sanctions Laws-related or Export Control Laws-related list of designated Persons; (ii) located, organized or resident in a country or territory which is itself the subject of or target of any Sanctions Laws; (iii) an entity owned or controlled, directly or indirectly, individually or in the aggregate, fifty percent or more by one or more Persons described in clauses (i) or (ii); (iv) transacting business with or on behalf of any Person described in clauses (i) – (iii) or any country or territory described in clause (ii) in violation of Sanctions Laws; or (v) otherwise in violation of Sanctions Laws or Export Control Laws.

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33.2	Except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect, none of the Subsidiaries, or, to the Knowledge of the Seller, any of their representatives or any other Persons, in each case to the extent acting for and on behalf of the Company or any of its Subsidiaries has, since October 1, 2018, (i) made, offered, promised, paid or received any bribes, kickbacks or other similar improper payments to or from any Person or (ii) made or paid any contributions, directly or indirectly, to a domestic or foreign political party or candidate, in each case of clause (i) or (ii), in violation of the Anti-Corruption Laws.

33.3	Except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect, the Subsidiaries since October 1, 2018 have been and remain in compliance in all material respects with applicable anti-money laundering laws, regulations, rules and guidelines in United States including the Bank Secrecy Act, in Canada including the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and in jurisdiction of incorporation (collectively, the “Anti-Money Laundering Laws”) and maintain compliance policies and procedures in order to mitigate the risk that its counterparty (whether supplier, vendor, customer or otherwise) is engaged in illicit activity.

33.4	To the Knowledge of the Seller, as of the date hereof, (i) there are no pending or threatened in writing Claims, filings, Governmental Authorizations, inquiries or governmental investigations alleging any such violations of Anti-Corruption Laws, Anti-Money Laundering Laws, Sanctions Laws, or Export Control Laws by the Company, any of its Subsidiaries or any of their Representatives or any other Persons, in each case to the extent acting for and on behalf of the Company or any of its Subsidiaries, and (ii) since October 1, 2018, no such proceedings, filings, Orders or inquiries have been threatened in writing or are pending.

34	No Broker

34.1	The Seller has carried on all negotiations relating to this Agreement and the Transaction directly and without intervention on its behalf of any other party in such manner as to give rise to any valid claim for a brokerage commission, finder’s fee or other like payment.

35	Full Disclosure

35.1	The Seller has made available to the Purchaser all information, including Personal Information and the financial, marketing, sales and operational information on a historical basis relating to the Company and the Subsidiaries, which would be material to a purchaser of the Company and the Subsidiaries.

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Schedule 7 Company Warranties

1	Incorporation and Corporate Power

The Company is an entity duly formed, validly existing and in good standing under the Laws of its jurisdiction of incorporation. The Company has the requisite power, authority and capacity to own and operate its assets and property and carry on its business. No resolution has been adopted providing for the dissolution or winding up of the Company.

2	No Conflict with Authorizations, Laws, etc.

2.1	The execution, delivery and performance by the Company of this Agreement does not (or would not with the giving of notice, the passage of time or the happening of any other event or circumstance):

(a)	result in a breach or a violation of, conflict with, or cause the termination or revocation of any authorizations held by the Company;

(b)	result in a breach of its covenants or obligations under any contract that it is a party to, or a default under contracts (if any);

(c)	result in or require the creation of any Encumbrance upon any of the Shares;

(d)	result in a breach or a violation of, or conflict with, any judgment, Order or decree of any Governmental Authority; or

(e)	result in a breach or a violation of, or conflict with, any Law applicable to the Company.

3	Required Authorization

3.1	There is no requirement for the Company to make any filing with, give any notice to, or obtain any authorization of, any Governmental Authority or any other Person as a result of, or in connection with, or as a condition to the lawful completion of, the transactions contemplated by this Agreement.

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4	Authorized and Issued Capital

4.1	The authorized capital, and the number, class and beneficial owners and registered holders of issued and outstanding securities in the capital of the Company, is set forth in Disclosure Schedule 7.4. The securities disclosed in such Schedule are duly issued and outstanding, as applicable, as fully paid and non-assessable. The Shares represent all of the issued and outstanding securities in the capital of the Company. All of the Shares were issued in compliance with all applicable Laws (including securities Laws). The Company is not a reporting issuer (as such term is defined in the Securities Act (Ontario)) and there is no published market for the Shares. The Company is a “private issuer” as defined in Section 2.4 of National Instrument 45-106 – Prospectus Exemptions. The Seller owns the Shares as the registered and beneficial owner with good title, free and clear of all Encumbrances and has exclusive right to dispose of the Shares as provided in this Agreement. No other Person has any written or oral agreement, option or warrant, or any other right or privilege capable of becoming such (whether by Law, pre-emptive or contractual granted by the Seller), for the purchase or acquisition from the Seller of any of the Shares. Except for the Subsidiaries, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, at any time, any equity or similar interest in, any Person.

5	Dividends and Other Distributions

5.1	The Company has not declared or paid any dividends or declared or made any other distribution on the Shares or other securities of the Company, nor has the Company, directly or indirectly, redeemed, purchased or otherwise acquired any of the Shares or other securities or agreed to do any of the foregoing.

6	Unanimous Shareholders’ Agreement

6.1	The Company is not a party to, subject to, or affected by, any unanimous shareholders’ agreement or declaration. There are no pooling agreements, voting trusts or other similar agreements with respect to the ownership or voting of any of the securities of the Company.

7	No Options, etc.

7.1	No Person has any written or oral agreement, option, understanding or commitment, or any right or privilege (whether by Law, contractual or otherwise) capable of becoming such, for the purchase, subscription, allotment or issuance of any of the unissued shares or other equity securities of the Company.

8	Books and Records

8.1	All Books and Records of the Company have been fully, properly and accurately kept and are complete in all material respects. Such Books and Records are not recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which are not or will not be available to the Company in the ordinary course after Completion. The Books and Records of the Company are complete and accurate in all material respects.

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9	No Undisclosed Liabilities

9.1	The Company has no liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) except pursuant to this Agreement or arising under applicable Law.

10	Litigation

10.1	There are no actions, suits or proceedings, at Law or in equity, by any Person (including the Company), nor any, Orders, arbitration, administrative or other proceeding by or before (or to the Knowledge of the Seller, any investigation by) any Governmental Authority, current or pending, or, to the Knowledge of the Seller, as applicable, threatened against the Company or its officers or directors (in their capacity as such), the Shares, or any other property or assets used by the Company. In the past two (2) years, the Company has not been subject to any material judgment, Order or decree entered in any lawsuit or proceeding nor has the Company settled any claim prior to being sued or prosecuted or a judgment being given in respect of it.

11	Holding Company

11.1	The Company is a holding company and does not conduct any business other than holding shares in the capital of 3iQ Digital Holdings. The Company has never conducted any business or operations and is not bound by any contract other than those related to the ownership of the shares noted in the preceding sentence. The Company has no employees nor has it ever owned any real estate.

12	Brokers

12.1	The Company has not incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement.

13	Taxes

13.1	Except as set out in Disclosure Schedule 7.13:

(a)	The Company has duly and timely made or prepared or caused to be made or prepared and filed all Tax Returns required to be filed by it prior to the Completion Date with the appropriate Governmental Authority and all those Tax Returns are true, correct and complete in all material respects.

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(b)	The Company has duly and timely paid all Taxes, including all instalments on account of Taxes for the current year, that are due and payable by it whether or not assessed by the appropriate Governmental Authority. The Company has established reserves that are reflected on its Books and Records that are adequate for the payment by the Company of all Taxes that are not yet due and payable and that relate to periods ending on or prior to the Completion Date. No deficiencies for any Taxes have been asserted in writing or assessed against the Company which remain unpaid, except for deficiencies which are being contested in good faith and for which adequate provision has been made in the Books and Records.

(c)	The Company has duly and timely withheld and collected all amounts required by Law to be withheld or collected by the Company on account of Taxes (including Taxes and other amounts required to be withheld by it in respect of any amount paid or credited or deemed to be paid or credited by it to or for the account or benefit of any Person, including any employees, officers or directors and any non-resident Person), and has duly and timely remitted all such amounts to the appropriate Governmental Authority.

(d)	There are no outstanding agreements, arrangements, waivers or objections extending the statutory period or providing for an extension of time with respect to the assessment or reassessment of Taxes, or the filing of any Tax Return or the payment of Taxes by, the Company.

(e)	There are no proceedings, investigations, audits or claims now pending or threatened in writing against the Company in respect of any Taxes and there are no matters under discussion, audit or appeal with any Governmental Authority relating to Taxes.

(f)	Since December 31, 2024, the Company has only incurred liabilities for Taxes in the ordinary course.

(g)	All Tax credits claimed by the Company were claimed in accordance with the relevant Tax Laws and the Company has satisfied at all times the relevant criteria and conditions entitling it to such Tax credits. All refunds of Tax credits received or receivable by the Company were claimed in accordance with the relevant Tax Laws and the Company satisfied the relevant criteria and conditions entitling it to a refund of such Tax credits.

(h)	The Company has not had a permanent establishment, as defined in any applicable Tax treaty or convention, or another fixed place of business in a jurisdiction other than Canada.

(i)	The Company has at all times been resident for Tax purposes only in the jurisdiction of its organization, and the Company is not, and has never been treated as a resident in any other jurisdiction for any Tax purposes. No claim has ever been made by any Governmental Authority in a jurisdiction in which the Company does not file Tax Returns that it is or may be subject to taxation in that jurisdiction.

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(j)	The Company has not requested or entered into any agreement or other arrangement or signed any waiver providing for any extension of time within which: (i) to file any Tax Return covering any Taxes for which the Company is or may be liable; (ii) to file any elections, designations or similar filings relating to Taxes for which the Company is or may be liable; (iii) the Company is required to pay or remit any Taxes or amounts on account of Taxes; or (iv) any Governmental Authorities may assess or collect Taxes for which the Company is or may be liable. The Company does not have any application pending with any Governmental Authority requesting permission for any change in accounting method or change of fiscal period. The Company has not requested or received any advance income tax ruling from any Governmental Authority.

(k)	There are no assessments or reassessments of Taxes that have been issued to the Company and are outstanding. There are no claims pending or, to the knowledge of the Seller, threatened against the Company in respect of any Tax Return or of any Taxes and there are no matters under discussion, audit, objection or appeal with any Governmental Authority relating to Taxes. More specifically, but without limiting the generality of the foregoing, no Governmental Authority is now asserting in writing or, to the knowledge of the Seller, threatening to assert against the Company any deficiency or claim for additional Taxes.

(l)	The Company is not required by applicable Law to be registered under the Excise Tax Act (Canada) with respect to the GST and, where applicable, under any similar provincial or other jurisdictions’ valued-added or sales tax Law, is duly registered under that Law. The Company has timely collected, paid and remitted to the appropriate Governmental Authority when required by Law to do so, all amounts required to be collected, deemed to have been collected by it or that should have been collected or paid on account of all Taxes under Part IX of the Excise Tax Act (Canada) and, where applicable, under any similar provincial or other jurisdictions’ value-added or sales tax Law.

(m)	All input tax credits or refunds claimed by the Company pursuant to Part IX of the Excise Tax Act (Canada) with respect to GST and, where applicable, under any similar provincial or other jurisdictions’ valued-added or sales Tax Law have been properly and correctly calculated and documented in accordance with the requirements of such Law and the regulations thereto.

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(n)	There are no conditions existing which could result in any of sections 78, 80, 80.01, 80.02, 80.03, 80.04 or 160 of the Tax Act, or any equivalent provision of the Tax legislation of any province or any other jurisdiction, applying to the Company.

(o)	The Company has not made an “excessive eligible dividend election” as defined in subsection 89(1) the Tax Act in respect of any dividend paid, or deemed by any provision of the Tax Act to have been paid, on any class of shares of its capital stock.

(p)	The Company has not made a capital dividend election under subsection 83(2) of the Tax Act in an amount which exceeds the amount in its capital dividend account at the time of such election.

(q)	Any transactions between the Company, on the one hand, and any non-resident Person with whom the Company was not dealing at arm’s length (for purposes of the Tax Act), on the other hand, have occurred on arm’s-length terms and have been reported and contemporaneously documented in compliance with section 247 of the Tax Act.

(r)	The Company has not acquired property or services from, or disposed of property or provided services to, a person with whom it does not deal at arm’s length (within the meaning of the Tax Act), including any direct or indirect shareholders, for an amount that is other than the fair market value of such property or services, nor has Holdco been deemed to have done so for purposes of the Tax Act.

(s)	The Company has not acquired property from a Person not dealing at arm’s length (for purposes of the Tax Act) with the Company in circumstances that resulted in the Company becoming liable to pay Taxes of such Person under subsection 160(1) of the Tax Act, section 325 of the Excise Tax Act (Canada) or any analogous provision of any comparable provincial or territorial Tax Law.

(t)	The Company has not received an amount that was subject to subsection 55(2) of the Tax Act. The Company has not received a benefit from, or conferred a benefit upon, any other person for purposes of subsection 15(1) of the Tax Act in a manner that resulted in Taxes payable by the Company. Subsection 15(2) does not apply to any loans made by the Company.

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(u)	The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Completion Date as a result of any: (A) change in, or use of an improper, method of accounting for a taxable period (or portion thereof) ending on or prior to the Completion Date; (B) closing or settlement agreement entered into with any Governmental Authority prior to the Completion; or (C) instalment sale or open transaction disposition made on or prior to the Completion Date.

(v)	No Encumbrances for Taxes exist with respect to any of the assets or properties, real or personal, immoveable or moveable, tangible or intangible, of the Company.

(w)	The Company has not participated in any transaction that is a “reportable transaction” for purposes of section 237.3 of the Tax Act (or any substantially similar provision of any applicable Laws relating to Taxes) or that is a “notifiable transaction” for purposes of section 237.4 of the Tax Act (or any substantially similar provision of any applicable Laws relating to Taxes).

(x)	The representations and warranties in this Schedule 7 which refer to the Tax Act or any provision thereof are true and correct with respect to the same or equivalent provisions, if any, of any other provincial or other jurisdiction’s Laws relating to Taxes.

(y)	Nothing in this Schedule 7 Clause 13 shall be construed as a representation or warranty with respect to the amount or availability for use in any Tax period (or portion thereof) ending after the Completion of any Tax losses, credits, expenses, expenditures, deductions, cost basis or any other Tax attribute arising in a Tax period (or portion thereof) ending on or prior to the Completion.

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Schedule 8 Purchaser Warranties

1	Authority and capacity

1.1	The Purchaser validly exists and is a public limited liability company (naamloze vennootschap), incorporated and existing under the laws of the Netherlands.

1.2	The Purchaser has the legal right, full power and authority to enter into and perform this Agreement and any document to which it is a party to be executed by it pursuant to or in connection with this Agreement. Each Agreement and any document to be executed by it pursuant to or in connection with this Agreement, when executed, will constitute valid and binding obligations on the Purchaser, enforceable in accordance with their respective terms.

1.3	To the extent applicable, the Purchaser has taken or will have taken, by Completion, all corporate action required by the Purchaser to authorise it to perform in accordance with this Agreement and any other documents to be executed by it pursuant to or in connection with this Agreement, including in respect of the issuance of the Roll-over Shares.

2	Consents

Save as set out in this Agreement, no consent, approval, waiver or authorisation is required to be obtained by the Purchaser, from, and no notice or filing is required to be given by the Purchaser to or made by the Purchaser with, any Governmental Authority in connection with the execution and performance by the Purchaser of this Agreement, other than in all cases where the failure to obtain a consent, approval, waiver or authorisation, or to give or make a notice of filing would not, individually or in the aggregate, be reasonably expected to materially impair or delay the Purchaser’s ability to perform its obligations hereunder and other than any such consent, approval, waiver, authorisation, notice or filing as may be required in connection with the issuance of the Roll-over Shares or by the SEC.

3	Non-contravention

The execution and performance by the Purchaser of this Agreement and the consummation of the Transaction do not and will not (i) violate any provision of the constating documents of the Purchaser and (ii) violate or result in a breach of or constitute a default under any Law to which the Purchaser is subject or any contract to which the Purchaser is bound.

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4	Issuance of Roll-over Shares

To the knowledge of the Purchaser, no delisting, suspension of trading in or cease trading order with respect to any securities of the Purchaser, and no inquiry, review or investigation (formal or informal) of any securities regulatory authority or securities exchange having jurisdiction over the Purchaser or any securities of the Purchaser, is in effect or ongoing or, to the knowledge of the Purchaser, expected to be implemented or undertaken. The issue and sale of the Roll-over Shares pursuant to this Agreement will be exempt from the prospectus requirements, and in compliance with the registration requirements and applicable securities Laws and will not result in the contravention of any applicable securities Laws.

5	Public Record

The Purchaser has filed all material disclosure documents required to be filed under applicable Laws, and such disclosure documents complied in all material respects with applicable Laws and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, true; provided, however, that this representation is made solely with respect to the disclosure documents as publicly filed and does not extend to (i) any forward-looking statements included therein, (ii) any projections, forecasts or guidance, or (iii) any information provided by or relating to third parties.

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Schedule 9 Minority Shareholder Warranties

1	Authority and Capacity

1.1	If not a natural person, the Minority Shareholder is a corporation duly incorporated, or a partnership or trust duly formed, and validly existing and in good standing (if applicable) under the laws of its jurisdiction of incorporation or formation and has all necessary power, authority and capacity to own or lease its property and to carry on its business as presently conducted.

1.2	The Minority Shareholder has the capacity, legal right, full power and authority to enter into and perform this Agreement and any document to which it is a party to be executed by it pursuant to or in connection with this Agreement. Each Agreement and any document to be executed by it pursuant to or in connection with this Agreement, when executed, will constitute valid and binding obligations on the Minority Shareholder, enforceable in accordance with their respective terms.

1.3	To the extent applicable, the Minority Shareholder has taken or will have taken, by Completion, all corporate action required by the Minority Shareholder to authorise it to perform in accordance with this Agreement and any other documents to be executed by it pursuant to or in connection with this Agreement.

2	Consents

No consent, approval, waiver or authorisation is required to be obtained by the Minority Shareholder, from, and no notice or filing is required to be given by the Minority Shareholder to or made by the Minority Shareholder with, any Governmental Authority in connection with the execution and performance by the Minority Shareholder of this Agreement, other than in all cases where the failure to obtain a consent, approval, waiver or authorisation, or to give or make a notice of filing would not, individually or in the aggregate, be reasonably expected to materially impair or delay the Minority Shareholder’s ability to perform its obligations hereunder.

3	Non-Contravention

3.1	The execution, delivery and performance by the Minority Shareholder of this Agreement does not (or would not with the giving of notice, the passage of time or the happening of any other event or circumstance):

(a)	result in or require the creation of any Encumbrance upon any of the Minority Shares held by the Minority Shareholder;

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(b)	result in a breach or a violation of, or conflict with, any judgment, Order or decree of any Governmental Authority; or

(c)	result in a breach or a violation of, or conflict with, any Law applicable to the Minority Shareholder.

4	Title to Minority Shares

The Minority Shareholder is at the time of Signing a Joinder and will be at Completion, the sole registered and beneficial owner of the Minority Shares as set forth opposite the Minority Shareholder’s name in Schedule 3 (Minority Shareholders), which represent all of the shares in the capital of 3iQ Digital Holdings held by the Minority Shareholder, free and clear of all Encumbrances.

5	Independent Legal Advice

The Minority Shareholder acknowledges that (i) it has been advised to obtain independent legal advice with respect to this Agreement and the Transaction, (ii) it has obtained independent legal advice or has expressly determined not to seek such advice, and (iii) it is entering into this Agreement of its own free will with full knowledge of the contents of this Agreement and its rights and obligations under this Agreement.

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Schedule 10 Details for Notices

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Schedule 11 Data Room

[Index to be attached]

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Schedule 12 Roll-Over Shares

Selling Party	Total number of Roll-over Shares
Monex Group, Inc.	27,149,684
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

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